UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

ODYSSEY MARINE EXPLORATION, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ODYSSEY

MARINE EXPLORATION

Notice of 2022 Annual Meeting and 2022 Proxy Statement

Dear Fellow Stockholder,

As I write this, I’m excited by what the future holds for Odyssey Marine Exploration. Although we have always believed in our strategy to pivot to marine mineral exploration, the need for these key resources is now coming into clear view by the rest of the world and investors alike. Whether it’s helping the world move forward to meet aggressive green energy goals or to address growing concerns over food security, what Odyssey does is at the very center of both these very important issues.

My strong sense is that macro trends and current events in our world are driving strong interest in accelerating the activation of seafloor mineral projects. Critical mineral procurement is a top priority for governments around the world – including right here in the United States. World leaders are seeking alternative sources for critically needed minerals, and many are starting to view deep-sea extraction as one of the highest potential alternatives. Having focused our efforts over the past 12 years on establishing ourselves as one of the top players in this emerging space, Odyssey is now perfectly positioned to capitalize on this building demand.

We have a valuable and diversified subsea mineral portfolio, and over the past year we have been working to strengthen our financial base. This puts us in a position to activate and accelerate our various mineral projects.

We have a long, proven history of successfully funding our business through many different market conditions. This has ensured our long-term viability. We have always carefully managed expenses and investments, and now we are placing an increased focus on improving our financial stability and eliminating the perceived overhang associated with legacy deals. As an example, several months ago we were able to eliminate $14.5 million of indebtedness.

We are not only focused on building a strong financial base, but we are also challenging ourselves to do better – make better deals, find better opportunities and produce better overall results.

Looking forward you will see more investor communication from Odyssey. After several years limiting our outreach for legal (ongoing NAFTA litigation) and business reasons, it’s time to educate the broader market on what Odyssey has been creating and how the knowledge and asset base will drive increased stockholder value. We have a strong base of long-term and dedicated Odyssey stockholders that have established their ownership positions some time ago, and we believe that attracting new investors to our story will benefit all stockholders. New investor interest in Odyssey and the diversified portfolio of seafloor mineral assets we are building will strengthen the liquidity of our stock.

Our project development, marine operations, and science teams are heavily focused on building a diverse portfolio of subsea mineral projects that can deliver critical mineral and metals as well as produce significant returns for investors within the near future.

We have developed a Global Prospectivity Program that uses a proprietary matrix weighing geological settings, geo-political considerations, and overall project viability. We have also focused our project development activities on Exclusive Economic Zones of sovereign countries allowing us to work directly with a single government, and, in doing so, we have identified a number of countries with high potential mineral resources.

We have honed our project development plans to focus on the minerals and metals that are in the highest demand: subsea phosphorite deposits (phosphate) and polymetallic nodules (battery metals). Our company’s core values dictate that we will only pursue seafloor mineral projects where we can prove to ourselves and the regulatory authorities that the ultimate extraction process can be carried out in an environmentally sensitive manner.

To take advantage of the amazing opportunities that lie ahead of us, we need to grow our team and our capabilities. We have been adding new talent to our roster in the form of high-performing employees and consultants in specialized fields across the globe. Our talent acquisition strategy has already begun to produce significant results as these new professionals further strengthen our very experienced team. As a component of this talent acquisition strategy, we recently assembled a world-class Subsea Minerals Advisory board to provide guidance and oversight on our projects. We are also expanding our strategic partnerships with top industry players who will contribute vital resources and expertise required for the execution of our project plans.

Exploration and discovery have always been the foundation of our company. We understand that the privilege of working in the marine environment comes with responsibilities to share our work so that it contributes to the field of marine science. We are looking forward to continuing programs that share our work with the world and are currently developing plans to do so.

I believe we are in a prime position to ascend to the next level of success driven by all of these key factors happening now – there is a wave of interest in critical mineral attainment, we are building a strong financial foundation, and we know we have the tools, talent, and knowledge to execute our aggressive project plans so that we can deliver results that will have a net positive impact on our company and the world.

We are thankful for the continued support of our stockholders. It is my privilege to serve as the company’s Chief Executive Officer and the Chairman of the Board of Directors. I look forward to a year of success and reporting progress from where we do our best work – on the water!

Sincerely,

Mark D. Gordon

Chairman and Chief Executive Officer

Odyssey Marine Exploration, Inc.

April 27, 2022

Odyssey Marine Exploration, Inc.

205 S. Hoover Boulevard, Suite 210

Tampa, Florida 33609

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 13, 2022

The Annual Meeting of Stockholders of Odyssey Marine Exploration, Inc. will be held at the Hampton Inn & Suites located at 5329 Avion Park Drive, Tampa, Florida 33607 on Monday, June 13, 2022, at 9:30 a.m. (EDT) for the following purposes:

1.	to elect seven directors of the Company to serve until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

2.	to ratify the appointment of Warren Averett, LLC as the independent registered certified public accounting firm for the fiscal year ending December 31, 2022;

3.	to amend the Company’s 2019 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance under the Plan by 1,600,000 shares;

4.	to obtain non-binding advisory approval of the compensation of our named executive officers; and

5.	to transact such other business as may properly come before the Annual Meeting of Stockholders or at any postponements or adjournments thereof.

The record date for determining those stockholders entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof is Monday, April 18, 2022.

Whether or not you plan to attend the annual meeting, please vote as soon as possible. As an alternative to voting in person at the Annual Meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing a completed proxy card. For detailed information regarding voting instructions, please refer to the section entitled “Voting via the Internet, by Telephone or by Mail” on page 2 of the proxy statement. You may revoke a previously delivered proxy at any time prior to the Annual Meeting. If you are a registered holder and decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Mark D. Gordon

Chief Executive Officer and Chairman of the Board

Tampa, Florida

April 27, 2022

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. In accordance with rules promulgated by the Securities and Exchange Commission, we have elected to use the Internet as our primary means of furnishing proxy materials to our stockholders. Therefore, most stockholders will not receive paper copies of our proxy materials. Instead, we will send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials and voting by use of the Internet. The Notice of Internet Availability of Proxy Materials also informs stockholders how to get paper copies of our proxy materials if they wish to do so. We believe this method of proxy distribution will make the proxy distribution process more efficient, less costly, and will contribute to the conservation of natural resources. If you previously elected to receive our proxy materials electronically, these materials will continue to be sent via e-mail unless you change your election.

ODYSSEY MARINE EXPLORATION-2022 Proxy Statement

ODYSSEY MARINE EXPLORATION-2022 Proxy Statement

Odyssey Marine Exploration, Inc.

205 S. Hoover Boulevard, Suite 210

Tampa, Florida 33609

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

These proxy materials are provided in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Odyssey Marine Exploration, Inc., a Nevada corporation (the “Company,” “Odyssey,” “we,” “us,” or “our”), for the Annual Meeting of Stockholders to be held at 9:30 a.m. (EDT) on Monday, June 13, 2022, at the Hampton Inn & Suites located at 5329 Avion Park Drive, Tampa, Florida 33607, and at any adjournments or postponements of the Annual Meeting.

PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the Annual Meeting are:

1.	to elect seven directors of the Company to serve until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

2.	to ratify the appointment of Warren Averett, LLC as the independent registered certified public accounting firm for the fiscal year ending December 31, 2022;

3.	to amend the Company’s 2019 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance under the Plan by 1,600,000 shares;

4.	to obtain non-binding advisory approval of the compensation of our named executive officers, and

5.	to transact such other business as may properly come before the Annual Meeting of Stockholders or at any postponements or adjournments thereof.

VOTING

Voting Rights

Only stockholders of record of Odyssey Marine Exploration, Inc. common stock on the record date, April 18, 2022, will be entitled to vote at our Annual Meeting. Each holder of record will be entitled to one vote on each matter for each share of common stock held on the record date. On the record date, there were 14,487,146 shares of our common stock outstanding.

A majority of the voting power, which includes the voting power that is present in person or by proxy, shall constitute a quorum at the Annual Meeting. Shares represented by a properly signed and returned proxy card will be treated as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote. Likewise, stock represented by “broker non-votes” will be treated as present for purposes of determining a quorum. Broker non-votes are proxies with respect to shares held in record name by brokers or nominees, as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power under applicable national securities exchange rules or the instrument under which it serves to vote such shares on that matter. Your broker will not have discretion to vote on non-routine matters absent direction from you, including the election of directors and the advisory vote to approve our named executive officer compensation. If you hold your shares through a broker, your broker is permitted to vote your shares on “routine” matters, which includes the ratification of the independent registered public accounting firm, even if the broker does not receive instructions from you.

ODYSSEY MARINE EXPLORATION-2022 Proxy Statement	1

The affirmative vote of the holders of a plurality of votes properly cast on the proposal at the annual meeting is required for the election of directors (Proposal 1). Stockholders may not cumulate votes in the election of directors. Proposals 2, 3 and 4 require the approval of the holders of a majority of votes properly cast on the proposal. Abstentions and broker non-votes have no effect on the determination of whether a director nominee or any proposal has received a plurality or majority of the votes cast.

If the persons present or represented by proxy at the annual meeting constitute the holders of less than a majority of the outstanding shares of common stock as of the record date, the annual meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Recommendations of the Board of Directors

The Odyssey Marine Exploration, Inc. Board of Directors recommends that you vote:

•	FOR each of the nominees to the Board of Directors (Proposal 1)

•	FOR ratification of the appointment of Warren Averett, LLC as our independent registered certified public accounting firm for the fiscal year ending December 31, 2022 (Proposal 2)

•	FOR to amend the Company’s 2019 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance under the Plan by 1,600,000 shares; (Proposal 3)

•	FOR the proposal to approve the compensation of our named executive officers (Proposal 4)

Voting via the Internet, by Telephone or by Mail

Registered Holders

If you are a “registered holder” (meaning your shares are registered in your name with our transfer agent, Computershare Trust Company, N.A.), then you may vote either in person at the annual meeting or by proxy. If you decide to vote by proxy, you may vote via the Internet, by telephone or by mail, and your shares will be voted at the annual meeting in the manner you direct. For those registered holders who receive a paper proxy card, instructions for voting via the Internet or by telephone are set forth on the proxy card or such holders can complete, sign, date and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials. For those stockholders who receive a Notice of Internet Availability of Proxy Materials, the Notice of Internet Availability of Proxy Materials provides information on how to access your proxy card, which contains instructions on how to vote via the Internet or by telephone or receive a paper proxy card to vote by mail. Telephone and Internet voting facilities for registered stockholders of record will close at 11:59 p.m. (EDT) on June 12, 2022.

If you return a signed proxy card on which no directions are specified, your shares will be voted FOR each of the four proposals.

Beneficial Owners

If, like most stockholders, you are a beneficial owner of shares held in “street name” (meaning a broker, trustee, bank, or other nominee holds shares on your behalf), you may vote in person at the Annual Meeting only if you obtain a” legal proxy” from the nominee that holds your shares and present it to the inspector of elections with your ballot at the annual meeting. Alternatively, you may provide voting instructions to the nominee that holds your shares by completing, signing and returning the voting instruction form that the nominee provides to you, or by using telephone or Internet voting arrangements described on the voting instruction form, the Notice of Internet Availability of Proxy Materials or other materials that the nominee provides to you.

Note to Beneficial Owners: Under applicable laws, a broker, trustee, bank, or other nominee has the discretion to vote on routine matters, including the ratification of the independent registered public accounting firm. Securities and Exchange Commission rules do not permit a broker, trustee, bank, or other nominee to vote on behalf of beneficial owners with respect to non-routine matters, such as the election of directors, amendment to the company stock incentive plan and the advisory vote to approve our named executive officer compensation. If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposals on which your broker does not have discretionary authority to vote. If you hold shares through a bank or brokerage firm and wish to be able to vote in person at the Annual

ODYSSEY MARINE EXPLORATION-2022 Proxy Statement	2

Meeting, you must obtain a “legal proxy” from your brokerage firm, bank or other holder of record and present it to the Inspector of Elections with your ballot. Stockholders who have elected to receive the proxy materials electronically will receive an e-mail on or about April 27, 2022, with information on how to access stockholder information and instructions for voting.

Electronic Delivery

Stockholders who have elected to receive our 2022 Proxy Statement and 2021 Annual Report to stockholders electronically will receive an email on or about April 27, 2022, with information on how to access stockholder information and instructions for voting.

If you received your Notice of Internet Availability of Proxy Materials or all of your Annual Meeting materials by mail, we encourage you to sign up to receive your stockholder communications electronically. Email delivery benefits the environment and saves us money by reducing printing and mailing costs. With electronic delivery, you will be notified by email as soon as the Annual Report on Form 10-K and Proxy Statement are available on the Internet, and you can submit your stockholder votes online. Your electronic delivery enrollment will be effective until you cancel it. If you are a registered holder, visit www-us.computershare.com/Investor to create a login and to enroll. If you hold your shares of stock through a bank, broker, trustee or other nominee, please refer to the information provided by that entity for instructions on how to elect to view future Proxy Statements and Annual Reports over the Internet and how to change your elections.

Changing or Revoking Your Proxy

You may revoke or change a previously delivered proxy at any time before the annual meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to our Corporate Secretary at our principal executive offices before the beginning of the annual meeting. You may also revoke your proxy by attending the annual meeting and voting in person, although attendance at the annual meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares in “street name,” you must contact the nominee that holds the shares on your behalf to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting in person at the Annual Meeting if you obtain a legal proxy as described above.

Admission to the Meeting

If you plan to attend the Annual Meeting, please bring the following:

1.

Proper identification, such as a driver’s license or passport containing a recent photograph. We may inspect your bags or packages, and we may require you to check them, and, in some cases, we may not permit you to enter the meeting with them. The use of cell phones, smartphones, recording and photographic equipment and/or computers is not permitted in the meeting room.

2.	“Acceptable Proof of Ownership” if your shares are held in “Street Name.”

Acceptable Proof of Ownership is (a) a letter from your broker stating that you owned Odyssey Marine Exploration, Inc. stock on the record date, April 18, 2022, or (b) an account statement showing that you owned Odyssey Marine Exploration, Inc. stock on the record date.

Voting Results

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the Inspector of Elections and will be subsequently disclosed in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

ODYSSEY MARINE EXPLORATION-2022 Proxy Statement	3

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Nominees for Election at this Annual Meeting

The Board of Directors currently consists of seven directors standing for election at the Annual Meeting. The Board of Directors recommends the election as directors of the seven nominees listed below. All seven of the nominees, John C. Abbott, Laura L. Barton, Mark D. Gordon, Mark B. Justh, James S. Pignatelli, Jon D. Sawyer, and Todd E. Siegel are currently directors of the Company. The persons named as “proxies” in the form of Proxy will vote the shares represented by all valid returned proxies in accordance with the specifications of the stockholders returning such proxies. If, at the time of the Annual Meeting any of the nominees named below should be unable to serve, the discretionary authority provided in the proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors does not expect any of the nominees to be unable to serve as director.

The classified board structure required by the Stock Purchase Agreement, dated March 11, 2015 (the “Stock Purchase Agreement”), among the Company, Minera del Norte, S.A. de C.V. (“MINOSA”), and Penelope Mining LLC (“Penelope”), more fully described in the Proxy Statement previously filed with the Securities and Exchange Commission on April 21, 2015, has been approved by our stockholders, but has not been implemented via an amendment to our Articles of Incorporation. The classified board structure is to be implemented as a condition to the initial closing of the Stock Purchase Agreement, which has not yet occurred. In the event the initial closing occurs and the classified board structure is implemented by the Company, each director nominee, if elected, will serve in the class designated for each below. It is anticipated that Mr. Sawyer would resign from the Board of Directors upon the initial closing to create a vacancy that the Company expects would be filled by a person selected by Penelope.

The board is diverse and represents a wide range of experience and perspectives important to enhancing the Board effectiveness in fulfilling its oversight role. The table below sets forth the name and age of each nominee for director, indicating all positions and offices with the Company presently held; the period during which each person has served as a director; any additional directorships with public companies; the class which each nominee will serve under if elected and the classified board structure is implemented, and the expiration of the term of such director if classified board structure is implemented. If the classified board structure is not implemented, the term of each director will end at the next Annual Meeting of Stockholders and until their successors are elected and qualified or until the earliest of their death, resignation, or removal.

Class I Directors – Terms Expiring at the 2023 Annual Meeting

Mark D. Gordon Age 62 Director since January 2008; Chairman since June 2019; CEO since October 2014; President October 2007 – June 2019

Key Qualifications

The Board recognizes Mr. Gordon’s position with the Company as CEO and former President, as well as his entrepreneurial ability to build companies and lead them to realizing their true potential for success. He has helped guide the management team through the challenges and complexities of building a company; and he has strategically expanded opportunities for the Company by exploring new concepts and creative solutions to issues facing the Company, including funding, investor relations and communications forging lasting alliances across industry and organizational levels. Mr. Gordon’s leadership, management, strategic planning, business development and investor communications activities allow him to understand the complexities of the business and bring a unique perspective to the Board’s strategic discussions.

Laura L. Barton Age 60 Director since June 2019 Corporate Secretary since July 2015; CBO since March 2021; EVP since June 2012 – March 2021

Key Qualifications

The Board recognizes Ms. Barton’s in-depth knowledge and historical perspective of the Company’s business, operations, strategy and management team from her 20 plus years of experience with the Company, including her current role as CBO and Corporate Secretary. In addition to strategic planning and corporate governance, Ms. Barton directs and manages efforts to ensure proper internal business services are in place to support the execution of Odyssey’s mineral resource project development. The Board of Directors believe this, combined with her past corporate experience in the media and marketing industries, allow her to bring valuable strategic insights to Board discussions, planning and governance.

ODYSSEY MARINE EXPLORATION-2022 Proxy Statement	4

Todd E. Siegel Age 64 Director since March 2021 Chairman of the Governance and Nominating Committee Since June 2021

Key Qualifications

The Board recognizes Mr. Siegel’s extensive experience as a chief executive, chairman and director of publicly held companies. Mr. Siegel’s broad business background including management and operations, combined with his long relationship and knowledge of all facets of the Company make him an asset to the Board. The Board of Directors believes his experience as a board member for several companies including service on Governance and Capital Committees allows Mr. Siegel to bring insight as the chair of the Governance and Nominating Committee.

Class II Directors – Terms Expiring at the 2024 Annual Meeting

Mark B. Justh Age 57 Director since July 2013 Lead Director since June 2015

Key Qualifications

The Board recognizes that Mr. Justh has results-oriented experience in the financial services industry. He has managed equities and derivatives distribution businesses in both the United States and Asia for J.P. Morgan and worked primarily with the large global institutional investors and hedge funds. He has significant experience in both primary and secondary equities markets for both domestic and international corporations. The Board recognizes that Mr. Justh has an in-depth knowledge of industry trends, risk assessment and financial management. His background, both domestic and international, allows him to bring a unique perspective to the Board’s strategic and financial discussions.

Jon D. Sawyer Age 76 Director since November 2009; Chairman of Compensation Committee since March 2011; Chairman of Governance Committee June 2015 to June 2021

Key Qualifications

The Board recognizes that Mr. Sawyer’s expertise in corporate securities law, including his past experience with the Securities and Exchange Commission and extensive knowledge of the management of public companies on various issues such as financing, corporate governance, disclosure issues, executive compensation reporting, and mergers and acquisitions, provide the Board valuable insights regarding governance, regulatory process and law. His experience, background and knowledge are valuable assets to the Board and give him further insight into chairing the Compensation Committee.

ODYSSEY MARINE EXPLORATION-2022 Proxy Statement	5

Class III Directors – Terms Expiring at the 2025 Annual Meeting

John C. Abbott Age 52 Director since June 2015 Chairman of Audit Committee since June 2016

Key Qualifications

The Board recognizes that Mr. Abbott’s experience as a Chief Financial Officer, together with his prior experience as Chief Executive Officer of a public company and in investment banking, provide him with valuable insight regarding executive leadership, management, finance, and international business. His extensive financial experience qualifies him as our “audit committee financial expert.” The Board believes his background, experience, and expertise bring valuable perspectives to the Board’s discussions.

James S. Pignatelli Age 79 Director since June 2015

Key Qualifications

The Board recognizes that Mr. Pignatelli’s previous positions as a Chief Executive Officer, Board Chairman and his services on the Board of Directors of other companies allow him to bring his broad knowledge of business to the Board and the Company. Mr. Pignatelli has significant management, operations, and financial experience and expertise.

The affirmative vote of the holders of a plurality of votes properly cast on the proposal at the annual meeting is required for the election of directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends a vote FOR the nominees named above.

ODYSSEY MARINE EXPLORATION-2022 Proxy Statement	6

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

The following sets forth biographical information as to the business experience of each of the Company’s executive officers and nominees for directors for at least the last five years.

Directors

John C. Abbott joined Odyssey’s board in June 2015 and was appointed as Chairman of the Audit Committee in June 2016. He now serves as a consultant with Altos Hornos de Mexico, S.A.B de C.V. (“AHMSA”), MINOSA’s parent company. Mr. Abbott previously served as the Chief Financial Officer of AHMSA and as Chief Executive Officer of The Meet Group (Nasdaq: MEET), a leading U.S. social network for meeting new people. Mr. Abbott served as Chairman of The Meet Group’s Board of Directors from February 2009 until June 2016. From 1992 to 2005, Mr. Abbott held several positions within J.P. Morgan’s Latin America Mergers & Acquisitions team, working in both New York and Sao Paulo. Mr. Abbott earned his B.A. degree in History from Stanford University and an M.B.A. degree from Harvard Business School.

Laura L. Barton joined Odyssey’s board in June 2019 and has served as Chief Business Officer since March 2021 and as Corporate Secretary since July 2015. Ms. Barton also serves as Assistant Secretary for Odyssey’s controlled subsidiaries. In April 2021, Ms. Barton joined the board of CIC, Limited as Lead Director. Odyssey has a minority ownership stake in CIC, Ltd. She formerly served as Executive Vice President-Communications from June 2012 to March 2021 and as Vice President-Communications from November 2007 to June 2012. With over 35 years of business experience including more than 20 years at Odyssey, Ms. Barton has extensive strategic planning, corporate governance, business analysis, management, investor relations, marketing, media and content development experience. Previously, Ms. Barton served as Director of Corporate Communications and Marketing for Odyssey since July 2003. Ms. Barton received a B.A. degree in Mass Communications from the University of South Florida.

Mark D. Gordon has been a director since January 2008, Chairman since June 2019 and Chief Executive Officer since October 2014. He also serves on the Board of Directors of Marine Applied Research and Exploration, a non-profit agency focused on working collaboratively with state and federal agencies to explore and document deep-water ecosystems. Mr. Gordon was Odyssey’s President from October 2007 until June 2019 and Chief Operating Officer from October 2007 until October 2014 after serving as Executive Vice President of Sales, responsible for the Attraction, Business Development and Retail Merchandising operations for the Company. He joined the Company in June 2005 as Director of Business Development. Prior to joining Odyssey, Mr. Gordon started, owned, and managed four different entrepreneurial ventures from 1987 to 2003, including Synergy Networks, which he founded in 1993 and served as Chief Executive Officer until September 2003, when the company was sold to the Rockefeller Group. He continued to serve as President of Rockefeller Group Technology Services Mid Atlantic, a member of Rockefeller Group International, until December 2004. Mr. Gordon received a B.S. degree in Business Administration in 1982 and an M.B.A. degree in 1983 from American University.

Mark B. Justh joined Odyssey’s board in July 2013 and was appointed as Lead Director in June 2015. Mr. Justh is also the CEO of JD Farms, an organic hay and antibiotic free cattle farm, as well as the co-founder of Eaton Hemp, an organic hemp farm, both of which are located in New York state. He also served as the Chairman of the Audit Committee from June 2014 to June 2016. Mr. Justh served as Managing Director at J.P. Morgan, Hong Kong, for over ten years. Prior to that, Mr. Justh was a Partner at HPJ Media Ventures/DeNovo Capital from 2000 to 2002, where he managed a $25 million fund that made private investments in media properties. From 1994 to 2000 he was a Vice President at Goldman Sachs International, responsible for Institutional Equity Sales coverage of Switzerland and France for U.S. equity products. Mr. Justh earned his A.B. degree in Economics from Princeton University, his M.S. degree in Real Estate Finance from New York University and his M.B.A. degree from INSEAD (France). Mr. Justh was also honorably discharged from the U.S. Army Reserve as a First Lieutenant in the Medical Service Corps.

James S. Pignatelli was first elected a director in June 2015. Mr. Pignatelli was Chairman of the Board, Chief Executive Officer and President of Unisource Energy Corporation, an electric utility holding company, and Chairman of the Board, Chief Executive Officer and President of Tucson Electric Power Company, its principal subsidiary, from July 1998 until his retirement in January 2009. Previously he served those companies as Senior Vice President and Chief Operating Officer. Mr. Pignatelli served as a director of Electro Rent Corporation, one of the largest global organizations devoted to the rental, lease and sale of new and used electronic test and measurement equipment, from 2002 until August 2016. Currently he serves on the Board of Directors of Altos Hornos de Mexico, S.A. and Blue Cross-Blue Shield of Arizona. Mr. Pignatelli holds a B.A. degree in Accounting and Economics from Claremont Men’s College and a J.D degree. from the University of San Diego.

ODYSSEY MARINE EXPLORATION-2022 Proxy Statement	7

Jon D. Sawyer joined the Board of Directors in November 2009 and has served as chairman of the Compensation Committee since March 2011. He also served as chairman of the Governance and Nominating Committee from June 2010 to June 2011 and once again from June 2015 to June 2021. Mr. Sawyer opened his own securities law firm in January 2014 in Denver, Colorado, and he retired from his securities law practice in January 2018. Prior to that he was a practicing securities lawyer with the firm of Jin, Schauer & Saad, LLC in Denver, Colorado, where he worked from March 2009 until December 2013. He started his securities law career working for the Denver Regional Office of the Securities and Exchange Commission as a trial attorney from 1976 to 1979. He worked the next 27 years practicing securities law in private practice, and during this time he served as securities counsel for Odyssey from 1997 to 2006. He was a partner with the Denver law firm of Krys, Boyle, P.C. from November 1996 until June 2007. From June 2007 until March 2009, he was a co-owner and worked full time in various capacities including President and general counsel for Professional Recovery Systems, LLC, a privately held financial services firm engaged in the business of purchasing, selling and collecting portfolios of consumer charged-off debt.

Todd E. Siegel joined the Board of Directors in March 2021 and has served as chairman of the Governance and Nominating Committee since June 2021. He also serves on the Audit and Compensation Committees. He is currently the Chief Executive Officer of Centered Solutions, LLC, an international company that specializes in prescription-based pharmacy automation, a position he has held since 2017. Previously, Mr. Siegel served as President and Chief Executive Officer of MTS Medication Technologies, Inc. from 1993 to 2010. After the privatization of the company, he continued to serve as Chief Executive Officer until the sale of MTS to Omnicell in 2012. Mr. Siegel is currently a member of the board of directors of Superior Group of Companies, Inc. (Nasdaq: SGC), where he serves on the Governance and Ethics Committee and chairs the Capital Committee.

Officers

Christopher E. Jones (age 49) was appointed Chief Financial Officer in June 2021. Prior to joining Odyssey, Mr. Jones was Vice President of Corporate Finance and Development at Mohegan Gaming & Entertainment since 2017 where he led international financial development and investor relations. Mr. Jones was Managing Director of Equity Research for several years prior to joining Mohegan Gaming and Entertainment. Christopher Jones earned his B.S. degree in Business Administration, Accounting & Finance from Boston University.

John D. Longley (age 55) was appointed President in June 2019 and has served as Chief Operating Officer since October 2014. Previously, Mr. Longley served as Senior Vice President since 2012 and Director of Business Operations since 2005, when he joined the Company. Mr. Longley works with the international research and marine operations departments to identify prospective projects and advance their value through geological, environmental, engineering, and commercial programs for mineral extraction in an environmentally responsible way. Prior to joining Odyssey. Mr. Longley served as Vice President of Sales and Marketing for Public Imagery from 2003 to 2005 and Director of Retail Marketing for Office Depot North American stores from 1998 to 2003. Mr. Longley graduated with a B.S. degree in Communications from Florida State University.

Jay A. Nudi (age 58) was appointed Principal Accounting Officer in January 2006 and Treasurer in June 2010. He also served as Chief Financial Officer from June 2016 until June 2021. Mr. Nudi joined the Company in May 2005 as Corporate Controller. Mr. Nudi has over 35 years of accounting finance and strategic management experience as a certified public accountant. Prior to joining the Company, he served as Controller for The Axis Group in Atlanta where he began in 2003. Mr. Nudi received a B.S. degree in Accounting from Pennsylvania State University in 1985.

There are no family relationships among any of the directors or the executive officers of the Company.

Code of Ethics

Our Code of Ethics applies to our directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Principal Accounting Officer and other persons performing similar functions. Within the time period required by the Securities and Exchange Commission (“SEC”) and NASDAQ, we will post on our website any amendment to the Code and any waiver applicable to any of our directors, or executive officers. A copy of the Code of Ethics can be found by clicking on the Investors section of our website, www.odysseymarine.com.

ODYSSEY MARINE EXPLORATION-2022 Proxy Statement	8

Board of Directors and Executive Officers

During the fiscal year ended December 31, 2021, our Board of Directors held four regular meetings, one special meeting and three executive sessions of independent directors. There were also four special committee sessions comprised of members who are independent from MINOSA. Each director then in office attended at least 75% of the aggregate number of meetings held by the Board of Directors, its committees and its private sessions during fiscal 2021.

Directors standing for election are expected to attend the Annual Meeting of Stockholders. All of the directors as of December 31, 2021, attended the 2021 Annual Meeting of Stockholders.

Except as otherwise provided in an employment agreement, executive officers are appointed by the Board of Directors to hold office until the next Annual Meeting of the Company, which is expected to be June 13, 2022. There are no known arrangements or understandings between any director or executive officer and any other person pursuant to which any of the above-named executive officers or directors was selected as an officer or director of the Company. With respect to each of the above-named executive officers and directors, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), occurred during the past ten years.

Board Leadership Structure

Under our Corporate Governance Guidelines, our Board does not have a policy regarding whether the roles of Chairman and Chief Executive Officer should be separate because our Board believes it is in the best interests of our Company to retain the flexibility to have a separate Chairman and Chief Executive Officer or, if circumstances dictate, to combine the roles of Chairman and Chief Executive Officer.

Our leadership structure features a non-independent director serving as Chairman of the Board and Chief Executive Officer (Mark D. Gordon), and an independent director serving as Lead Director (Mark B. Justh), and strong, active independent directors serving on and chairing our Board committees. The Board of Directors periodically reviews this structure to determine the most appropriate structure. The Board also plans for the succession of the position of Chief Executive Officer, as well as certain other senior management positions, on an annual basis.

Executive Sessions

Our independent directors meet regularly in executive session without employee-directors or additional executive officers present. The Lead Director presides at these meetings. During 2021, the independent directors met three times in executive sessions.

Risk Oversight

It is management’s responsibility to manage risk and bring material risks to the attention of the Board of Directors. Risk assessment and oversight is a key function of our Board of Directors. In meetings in which all members of the Board are in attendance, risk assessment and oversight issues are a frequent topic of discussion and action. Because of its significance, the task of risk assessment and oversight is operationally shared by management, the Audit Committee and the Governance and Nominating Committee. Because of the small size of the Company’s Board and its current operating practices, there is no separate Board committee for compliance or risk oversight.

In 2021, management developed and initiated an enhanced proactive cybersecurity prevention program that includes third party monitoring, state of the art firewalls and software, multiple system backups and a recovery program. This program was thoroughly discussed with the board at formal meetings.

Our Compensation Committee has concluded that the Company’s incentive compensation plans are not structured toward performance measures that encourage risk-oriented activities by officers and key employees.

ODYSSEY MARINE EXPLORATION-2022 Proxy Statement	9

Board Diversity

The Company understands and appreciates that a Board of Directors, consisting of individuals with diverse personal characteristics, experiences, skills, and attributes, contributes positively to corporate governance and enhancing stockholder value. In connection with the recently adopted Nasdaq Listing Rules 5605(f) and 5606, Nasdaq-listed companies are requested to publicly disclose their board-level diversity statistics. Each term used in the table has the meaning given to it in the Nasdaq Listing Rules and related instructions.

Board Diversity Matrix As of March 31, 2022

Total Number of Directors			7
					Did Not
	Female	Male		Non	Disclose
				Binary	Gender
Part I: Gender Identity
Directors	1	6
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx		1
Native Hawaiian or Pacific Islander
White	1	5
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

Although the Company has no express diversity policy in the identification of nominees for director, diversity is just one of many factors, none of which are assigned any particular weight, that the Board of Directors considers in identifying candidates. Further qualifications are written in the Charter and Guidelines of the Governance and Nominating Committee. The Board currently consists of one female, one ethnically diverse individual, and five male directors.

Independence of Board Committee Members

The Company currently has five directors, John C. Abbott, Mark B. Justh, James S. Pignatelli, Jon D. Sawyer and Todd E. Siegel, who are “independent directors” as defined in Section 5605 of the listing standards of the Nasdaq Stock Market. The Board of Directors affirmatively determined, from its review of the completed Directors and Officers Questionnaires, that each of the current independent directors nominated for election at the Annual Meeting continues to meet the standards for independence under Nasdaq Rules 5605(a)(2), 5605(d)(3), and 5605A(d), IM-5605A-6, and Rule 10A-3(b)(1)(ii)(A) under the Exchange Act.

The Unaffiliated Director Proposal

At the Annual Meeting of stockholders held on June 9, 2015, the stockholders approved an amendment to our articles of incorporation to provide that each director of the Company who is not an officer, employee or other member of management of

ODYSSEY MARINE EXPLORATION-2022 Proxy Statement	10

the Company, and each agent and affiliate thereof, will have the right: (a) to directly or indirectly engage in any activities or lines of business that are the same as or similar to those pursued by, or competitive with, the Company and its subsidiaries, (b) to directly or indirectly do business with any client or customer of the Company and its subsidiaries, and (c) not to present potential transactions, matters, or business opportunities to the Company or any of its subsidiaries, and to pursue, directly or indirectly, any such opportunity for himself or herself, and to direct any such opportunity to another person (the “Unaffiliated Director Proposal”). The Unaffiliated Director Proposal is to be implemented as a condition to the initial closing of the Stock Purchase Agreement, which has not yet occurred. As a result, this provision has not yet been implemented.

Service on Other Boards of Directors

Our Board of Directors believes that each director of the Company should be allowed to sit on the board of not more than two publicly traded companies without the prior approval of the Board of Directors. It is the position of the Board that approval of a director to sit on more than two boards simultaneously while sitting on Odyssey’s Board will be limited to special circumstances, provided that the arrangement will not interfere with the director carrying out the duties to the Board of the Company. None of our directors currently sits on the board of more than two publicly traded companies.

Director Stock Ownership Policy

To further establish the link between our directors and stockholder interests, the Board of Directors adopted a Director Stock Ownership Policy in 2013. The policy requires each director, within five years of the applicable date, to hold an amount of our common stock valued at four times the amount of the annual retainer for the year the policy first applies to them. The Stock Ownership Policy must be met no later than the fifth anniversary of a director’s initial election or appointment.

Hedging Policy

The Company’s Board of Directors has adopted a policy that prohibits hedging transactions and prohibits pledging transactions except in very limited circumstances. Any affected officer, director or employee who wishes to enter into hedging transaction must first pre-clear the proposed transaction with the Chief Executive Officer and Chief Financial Officer at least two weeks prior to the transaction. This policy is included in the Company’s Insider Trading Policy.

Annual Board Self Assessments

The Board conducts an annual self-evaluation coordinated by the Chairman of the Governance and Nominating Committee. The evaluation process includes multiple layers including a full board evaluation, an evaluation of the Audit Committee by the full board and a self-evaluation by the Audit Committee. In addition, the Compensation Committee and Governance and Nominating Committees each conducts an annual self-evaluation. This process helps inform the Governance and Nominating Committee of the director skills and experience qualifications to meet current and anticipated needs of the business.

To protect anonymity and the integrity of the Board evaluation process, an independent third-party compiles the responses into a report for Chair of the Governance and Nominating Committee.

Environmental, Social and Governance (ESG)

At Odyssey, we believe in being transparent and open and operating with integrity – key principles that are imbedded in our core values. Our passion for the ocean is reflected in our commitment to supporting the health and well-being of the ecosystems and providing social and economic benefits to the communities where we operate. This commitment includes a formal consideration of the environmental, social and governance (ESG) elements that are most important for our business and stakeholders.

Our ESG-related focus areas currently include the following:

Minimizing Environmental Effects. Environmental considerations are deeply ingrained into every aspect of our business given the nature of what we do. We view our current mineral exploration project development and marine services operations as having limited adverse effects on the environment and climate. As our business continues to mature to include the validation and development of subsea mineral resources, we believe that these critical resources for mankind can be

ODYSSEY MARINE EXPLORATION-2022 Proxy Statement	11

recovered in an environmentally sensitive manner. We focus on projects that can meet stringent standards for environmental responsibility and will not proceed with projects unless world-class environmental science supports that the resource(s) can be recovered in a sustainable, environmentally responsible way. In the course of our work, we use International Seabed Authority (ISA) standards and the International Marine Minerals Society’s Code for Environmental Management as guidelines for developing our project plans, environmental baseline studies and Environmental Impact Assessment (EIA). Additionally, we continue to follow the growing body of research from the ISA and at the country level and encourage our employees and contractors to learn more as the industry continues to develop.

Pursuing Climate-Related Opportunities while Supporting Local Communities. Climate change and the global transition to a lower carbon economy presents opportunities for Odyssey to discover and develop critical mineral resources that will allow the world’s economy to grow, power the green economy, and feed the world’s growing population while reducing the adverse effects of terrestrial resource acquisition. As we pursue these opportunities, we aim to contribute to the social and economic development of the host communities that are associated with our operations while paying close attention to potential adverse effects on these communities.

Operating Transparently. We recognize that our building and maintaining trust with governments and local communities is critical for our business. We are therefore committed to being open and honest in all aspects of our operations and to proactively listening to and incorporating stakeholder feedback. With the help of trusted local experts and public input, we will take a proactive approach to communicate the data and information acquired in our exploration to develop an informed view of the impacts, consequences and merits of seabed mining and exploration activities. This would include, but is not limited to, stakeholder meetings, published scientific reports, non-technical summaries and other materials on each project and employing local businesses and people during project operations.

Retaining, Recruiting and Empowering our Employees. Our success has always been dependent on our team of professionals in various fields who are passionate about the ocean, discovering new things in the deep, and making a difference. We believe our culture of mutual respect, fairness and integrity is reflected in our historically high employee retention rates. As we continue to grow, our ability to retain and recruit employees with a diversity of backgrounds and perspectives will be critical to drive innovation and to adapt to future challenges.

Committees of the Board

We have three standing committees: the Audit Committee; the Compensation Committee; and the Governance and Nominating Committee. Each of these committees has a written charter approved by the Board of Directors. A copy of each charter can be found by clicking on the Investors section of our website, www.odysseymarine.com.

The members of the committees, as of the date of this proxy statement, are identified in the following table:

Name	Audit Committee	Compensation Committee	Governance & Nominating Committee
John C. Abbott	<	●	●
Mark B. Justh	●	●	●
James S. Pignatelli	●	●	●
Jon D. Sawyer	●	<	●
Todd E. Siegel	●	●	<

< Represents Chair

Governance and Nominating Committee

The Governance and Nominating Committee Charter and Guidelines were adopted in May 2006 and have been reviewed, amended and updated by the Board of Directors from time to time as necessary. The Charter was last amended by the Board of Directors in March 2015. The Governance Committee Charter and Guidelines received its annual review during March 2022, at

ODYSSEY MARINE EXPLORATION-2022 Proxy Statement	12

which time the committee chairman made recommendations believed to strengthen the charter in certain areas. These proposed changes are currently under review. A copy of the Governance and Nominating Committee Charter and Guidelines is available on our website at www.odysseymarine.com. The Governance and Nominating Committee presently consists of John C. Abbott, Mark B. Justh, James S. Pignatelli, Jon D. Sawyer, and Todd E. Siegel (Chairman). The purpose of the committee is to provide assistance to the Board of Directors in fulfilling its responsibility with respect to oversight of the appropriate and effective governance of the Company including (i) identification and recommendation of qualified candidates for election to its Board of Directors and its committees; (ii) development and recommendation of appropriate corporate governance guidelines for the Company; (iii) recommendation of appropriate policies and procedures to ensure the effective functioning of the Board of Directors; (iv) recommendations regarding the appointment of corporate officers and the adoption of appropriate processes to ensure management succession and development plans for the principal officers of the Company and its key subsidiaries; and (v) recommendations regarding proposals submitted by stockholders of the Company. During the fiscal year ended December 31, 2021, the committee held three meetings.

The nomination process for incumbent members of the Board consists of an annual review by the committee in which the committee reviews each member’s (i) ability and willingness to continue service on the Board; (ii) past performance as a member of the Board; and (iii) continued Board eligibility and independence. If a director vacancy arises, the committee shall seek and identify a qualified director nominee to be recommended to the Board for either appointment by the Board to serve the remainder of the term of the director position that is vacant or for election at the Stockholders’ Annual Meeting. A director nominee shall meet the director qualifications as determined by the Board from time to time, including that the director nominee possesses personal and professional integrity, has good business judgment, relevant experience and skills and will be an effective director in conjunction with the full Board in collectively serving the long-term interests of the Company’s stockholders. The Governance and Nominating Committee gives consideration to a wide range of diversity factors as a matter of practice when evaluating candidates to the Board and incumbent directors, but the Committee does not have a formal policy regarding Board diversity. The committee uses a Director Nomination Form and Corporate Director Questionnaire to assess the background and qualification of prospective candidates.

A candidate may be nominated for appointment or election to the Board by the committee or by a stockholder, in compliance with Rule 14a-8, who has continuously held a market value of our common stock by the date it submits the proposal (i) of at least $2,000 not less than three years, (ii) of at least $15,000 for a period not less than two but less than three years, or, (iii) of at least $25,000 for a period of not less than one year but less than two years. Stockholders who wish to recommend persons to the committee for the 2023 Annual Meeting should submit a letter addressed to the Chairman of the Governance and Nominating Committee no later than December 28, 2022, that sets forth the name, age, and address of the person recommended for nomination; the principal occupation or employment of the person recommended for nomination; a statement that the person is willing to be nominated and will serve if elected; and a statement as to why the stockholder believes that the person should be considered for nomination for election to the Board of Directors and how the person meets the criteria to be considered by the committee described above. Furthermore, aggregation of holdings for the purposes of satisfying the ownership thresholds are not allowed, stockholders presenting a proposal through a designated representative shall provide documentation clearly indicating the representative is authorized to act on the stockholder’s behalf and to provide a meaningful degree of assurance as to the stockholder’s identity, role, and interest in the proposal, and stockholders must state they are able to meet with us in person or by teleconference between 10 and 30 calendar days after submitting the proposal.

Compensation Committee

The Compensation Committee presently consists of John C. Abbott, Mark B. Justh, James S. Pignatelli, Jon D. Sawyer (Chairman) and Todd E. Siegel, all of whom are independent directors as defined in Section 5605 of the listing standards of the Nasdaq Stock Market. The Compensation Committee Charter was adopted by the Board of Directors in April 2005 and has been reviewed, amended and updated by the Board from time to time as necessary. The Charter is reviewed annually and was last amended by the Board in March 2021. A copy of the Compensation Committee Charter is available on the Company’s website at www.odysseymarine.com. The Compensation Committee reviews and recommends to the Board compensation plans, policies and benefit programs for employees including stock options, distribution of stock in any form, incentive awards and termination agreements. The committee sets the compensation arrangements for our executive officers and makes recommendations to the Board regarding the compensation of our independent directors. The committee may form, and where legally permissible, may delegate authority to, subcommittees when the committee deems it appropriate or desirable to facilitate the operation or administration of the plans or programs. Where legally permissible the committee may also delegate authority to committees consisting of employees who are not directors when the committee deems it appropriate or desirable for the efficient administration of employee compensation and benefit plans. During the fiscal year ended December 31, 2021, the Compensation Committee held four meetings.

ODYSSEY MARINE EXPLORATION-2022 Proxy Statement	13

The Compensation Committee will also consider the annual non-binding stockholder vote on executive compensation in setting executive compensation each year. At our 2021 Annual Meeting, this proposal received a vote of over 98% of the votes cast in favor of approving our executive compensation for 2020.

Audit Committee

The Audit Committee presently consists of John C. Abbott (Chairman), Mark B. Justh, James S. Pignatelli, Jon D. Sawyer and Todd E. Siegel, who are independent directors (as defined in Section 5605 of the listing standards of the Nasdaq Stock Market and also meet the independence standards of SEC Rule 10a-3(b)(1)). Mr. Abbott serves as the Audit Committee Financial Expert. The Audit Committee assists the Board of Directors in fulfilling its responsibilities to stockholders concerning the Company’s financial reporting and internal controls. It also facilitates open communication between the Audit Committee, the Board, Odyssey’s independent registered public accounting firm and management. The Audit Committee is responsible for reviewing the audit process and evaluating and retaining the independent registered public accounting firm. The independent registered public accounting firm meets with the Audit Committee to review and discuss various matters pertaining to the audit, Odyssey’s financial statements, the report of the independent registered public accounting firm on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by Odyssey. The Audit Committee is charged with the treatment of complaints for the confidential, anonymous submission by Odyssey employees regarding potential questionable accounting or auditing matters. The Audit Committee has a written charter outlining its duties, responsibilities and practices it follows.

The Audit Committee Charter was adopted in January 2003 and has been reviewed, amended and updated by the Board from time to time as necessary. The Charter and the accompanying Responsibilities Checklist are reviewed annually and was last amended by the Board in August 2018 with no changes recommended during its recent review in March 2022. A copy of the Audit Committee Charter and Responsibilities Checklist is available on the Company’s website at www.odysseymarine.com. During the fiscal year ended December 31, 2021, the Audit Committee held a total of six meetings: two executive meeting, with the independent registered public accounting firm without management, and four Audit Committee meetings in which all aspects of its oversight role were discussed. The report of the Audit Committee is included in this Proxy Statement.

The Board of Directors has determined that John C. Abbott is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. After careful review of his Director and Officer Questionnaire and given his experience, the Board made its determination that Mr. Abbott has the attributes of an audit committee financial expert after carefully considering his education, experience, expertise, and other relevant qualifications.

Report of the Audit Committee

The Audit Committee is responsible primarily for assisting the Board in fulfilling its oversight of the quality and integrity of accounting, auditing and reporting. The role of the Audit Committee includes appointing the independent registered public accounting firm, reviewing the services performed by the Company’s independent registered public accounting firm, approving and reviewing fees of the independent registered public accounting firm, evaluating the accounting policies and internal controls, reviewing compliance with the U.S. Foreign Corrupt Practices Act and UK Bribery Act, reviewing significant financial transactions, and reviewing compliance with significant applicable legal, ethical and regulatory requirements. Although the full Board of Directors has the ultimate authority for effective corporate governance, including the oversight of corporate management, the Audit Committee’s role also includes inquiring about significant risks, reviewing risk management, and assessing the steps management has taken to mitigate or control these risks.

Our management is responsible for our internal controls and financial reporting process; the purpose of the audit committee is to assist the Board of Directors in its general oversight of our financial reporting, internal controls and audit functions. The audit committee operates under a written charter adopted by the Board of Directors. A copy of the charter, which outlines the duties, responsibilities and practices can be found on our website at www.odysseymarine.com. The Audit Committee, in fulfilling its oversight responsibilities, reviewed with management and the independent registered public accounting firm the audited financial statements and the footnotes thereto in the Company’s quarterly reports on Form 10-Q and the annual report on Form 10-K for the fiscal year ended December 31, 2021.

The Company’s outside independent registered public accounting firm Warren Averett, LLC, is responsible for performing an independent audit of Odyssey’s financial statements in accordance with standards established by the Public Company Accounting Oversight Board (PCAOB) and expressing an opinion on the conformity of the Company’s financial statements in accordance with generally accepted accounting principles (GAAP) accepted in the United States. The Audit Committee

ODYSSEY MARINE EXPLORATION-2022 Proxy Statement	14

reviewed and discussed with the independent registered public accounting firm their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed by the Audit Committee with the Company’s independent registered public accounting firm under Statement on Auditing Standards 61, as amended (AICPA, Professional Standards Vol. 1, AU Section 380), and as adopted by the PCAOB in Rule 3200T. The Company’s independent registered public accounting firm has expressed the opinion that the Company’s audited financial statements conform, in all material respects, to accounting principles generally accepted in the United States and included a going concern paragraph at the end of the unqualified audit opinion. The independent registered public accounting firm has full and free access to the Audit Committee.

During 2021, the Audit Committee met with management and Warren Averett, LLC, a total of six times, two private executive meetings and four regular Audit Committee meetings, to discuss the adequacy of our internal controls, qualitative aspects of financial reporting in the accounting principles, the reasonableness of significant judgments and estimates, and the clarity of the disclosures in our financial statements, and discussion of the critical audit matters identified in Warren Averett’s report dated March 31, 2022, that was included in our Form 10-K for the year ended December 31, 2021.

The Audit Committee recognizes the importance of maintaining the independence of Odyssey’s independent registered public accounting firm. The Company prohibits its auditors from performing non-financial consulting services, such as information technology consulting or internal audit services. The Audit Committee has received the written disclosures and the letter from the Warren Averett, LLC dated March 31, 2022, required by applicable requirements of the PCAOB Rule 3526, regarding the independent accountant’s communications with the audit committee concerning independence. The members of the Audit Committee have no financial or personal ties (other than equity ownership as described in this proxy statement) to Odyssey and all are “financially literate” and “independent” with respect to the Company.

The Audit Committee has a formal policy to receive complaints from employees regarding internal controls or financial reporting matters. This whistleblower process is communicated to both employees and consultants and is monitored by the Audit Committee Chairman.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Odyssey Marine Exploration, Inc.’s Annual Report on Form 10-K for its 2021 fiscal year for filing with the Securities and Exchange Commission.

Members of the Audit Committee

John C. Abbott, Chairman

Mark B. Justh, James S. Pignatelli,

Jon D. Sawyer, Todd E. Siegel

Stockholder Communications with the Board of Directors

Stockholders may communicate with the Board of Directors through our Corporate Secretary by writing to the following address: Odyssey Marine Exploration, Inc., Attention: Board of Directors, 205 S. Hoover Boulevard, Suite 210, Tampa, Florida 33609. Our Corporate Secretary will forward all correspondence to the Board of Directors. A stockholder who wishes to communicate with a specific Board member or committee should send instructions asking that the material be forwarded to the director or to the appropriate committee chairman.

ODYSSEY MARINE EXPLORATION-2022 Proxy Statement	15

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership Odyssey Marine Exploration, Inc. common stock as of March 31, 2022, by each person known to us to beneficially own more than 5% of our common stock, each director, each named executive officer listed in the “Summary Compensation Table,” and all current directors and executive officers as a group. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options and restricted stock units beneficially owned by that person that are exercisable or will be settled within 60 days following March 31, 2022.

Except as described below under “Certain Relationships and Related Party Transactions,” or as otherwise indicated in a footnote, all of the beneficial owners listed have, to our knowledge, sole voting, dispositive and investment power with respect to the shares of common stock listed as being owned by them. Unless otherwise indicated in a footnote, the address for each individual listed below is c/o Odyssey Marine Exploration, Inc., 205 S. Hoover Boulevard, Suite 210, Tampa, Florida 33609.

Name of Beneficial Owner	Amount of Beneficial Ownership(1)		Percentage of Class

Laura L. Barton, Chief Business Officer and Director	106,914	(2)	*

Mark D. Gordon, Chief Executive Officer and Chairman	273,196	(3)	1.9%

Christopher E. Jones, Chief Financial Officer	1,997		*

John D. Longley, Chief Operating Officer	109,813	(4)	*

Jay A. Nudi, Principal Accounting Officer	94,516	(5)	*

John C. Abbott, Director	52,460	(6)	*

Mark B. Justh, Director	233,193	(7)	1.6%

James S. Pignatelli, Director	183,992	(8)	1.3%

Jon D. Sawyer, Director	71,229	(9)	*

Todd E. Siegel, Director	13,548		*
Officers & Directors as a Group TOTAL	1,140,858		7.7%

John Addis/ FourWorld Capital Management LLC 7 World Trade Center, Floor 46 New York, NY 10007	1,819,644	(10)	12.4%

FourWorld Global Opportunities Fund, Ltd C/O Mourant Governance Services (Cayman) Limited 94 Solaris Avenue PO Box 1348 Grand Cayman, Camana Bay KY, KY1-1108	970,673	(10)	6.6%

Two Seas Capital LP/Sina Toussi/Two Seas Capital GP LLC 32 Elm Place 3rd Floor Rye, NY 10580	1,202,622	(11)	8.2%

Mr. Kenneth Fried 33 East 56th Street, Apt 16G New York, NY 10022	716,576	(12)	5.0%

ODYSSEY MARINE EXPLORATION-2022 Proxy Statement	16

Name of Beneficial Owner	Amount of Beneficial Ownership(1)		Percentage of Class

Monaco Financial LLC 4900 Birch St Newport Beach, CA 92660	984,848	(13)	6.9%

*Indicates less than one percent of common stock.

(1)	Unless otherwise noted, the nature of beneficial ownership consists of sole voting and investment power.

(2)	Consists of 82,755 shares held jointly by Mrs. Barton and her husband and 24,159 shares underlying currently exercisable stock options held by Mrs. Barton.

(3)	Consists of 212,535 shares held by Mr. Gordon and 60,661 shares underlying currently exercisable stock options held by Mr. Gordon.

(4)	Consists of 85,742 shares held by Mr. Longley and 24,071 shares underlying currently exercisable stock options held by Mr. Longley.

(5)	Consists of 78,976 shares held by Mr. Nudi and 15,540 shares underlying currently exercisable stock options held by Mr. Nudi.

(6)	Consists of 41,042 shares held by Mr. Abbott and 11,418 shares underlying currently exercisable stock options held by Mr. Abbott.

(7)

Consists of 227,359 shares held by Mr. Justh, 834 shares held by Hybrid Equity Partners LLC, a limited liability company of which Mr. Justh is a member, and 5,000 shares underlying currently exercisable stock options held by Mr. Justh.

(8)	Consists of 47,776 shares held by Mr. Pignatelli and 136,216 shares underlying currently convertible debt.

(9)

Consists of 48,836 shares held jointly by Mr. Sawyer and his wife, 10,455 shares held by Sawyer Family Partners, Ltd., a limited partnership of which Mr. Sawyer serves as the general partner, and 11,908 shares underlying currently exercisable stock options held by Mr. Sawyer.

(10)

Based on Schedule 13G/A filed by FourWorld Capital Management LLC, FourWorld Global Opportunities Fund, Ltd, and John Addis on February 14, 2022. Mr. Addis and FourWorld Capital Management LLC have shared power to vote or direct the vote and shared power to dispose or direct the disposition over 1,819,644 shares and FourWorld Global Opportunities Fund, Ltd has shared power to vote or direct the vote and shared power to dispose or direct the disposition over 970,673 shares.

(11)	Based on Schedule 13G/A filed by Sina Toussi, Two Seas Capital LP and Two Seas Capital GP LLC on February 11, 2022.

(12)	Based upon Schedule 13G filed by Mr. Fried on January 4, 2022.

(13)	Based on Schedule 13G filed by Monaco Financial LLC on December 6, 2021.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file an initial report of beneficial ownership on Form 3 and changes in beneficial ownership on Form 4 or 5 with the SEC.

Executive officers, directors and greater than ten percent shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from the reporting persons, the Company believes that there were no delinquent filings during 2021.

ODYSSEY MARINE EXPLORATION-2022 Proxy Statement	17

Securities Reserved For Issuance Under Equity Compensation Plans

The following table sets forth information about the Company’s common stock that was available for issuance under all the Company’s existing equity compensation plans as of December 31, 2021:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (# )(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance (# )(2)
Equity compensation plans approved by security holders	714,992	5.32	165,231
Equity compensation plans not approved by security holders	-	-	-

(1)	Includes the issuance of 238,651 stock options and 476,341 restricted stock units under the 2005, 2015 and 2019 Stock Incentive Plans approved by stockholders.

(2)

Includes shares available for issuance under the 2019 Stock Incentive Plan, only. There are no securities remaining available for future issuance under the 2005 Stock Incentive Plan or the 2015 Stock Incentive Plan.

Each outstanding stock option and stock unit may be settled in stock on a one-for-one basis. The weighted average exercise price of the 238,651 stock options is $15.95. The 476,341 restricted stock units have no exercise price. The shares available for issuance under the 2019 Stock Incentive Plan are available for Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Restricted Stock Units and Stock Appreciation Rights. In June 2019, the 2019 Stock Incentive Plan was approved by the Stockholders, “The Amended 2015 Stock Incentive Plan expires on January 2, 2025 and will no longer provide additional awards. Options or awards then outstanding may be vested or exercised until they expire or terminate. The 2019 Stock Incentive Plan expires on June 3, 2029, after which there can be no further grants or awards of shares remaining in the plan. Options or awards then outstanding may be vested or exercised until they expire or terminate.

ODYSSEY MARINE EXPLORATION-2022 Proxy Statement	18

NON-EQUITY COMPENSATION PLAN

Cuota Appreciation Rights Plans

During 2017 and 2018, when company equity was not available for compensation programs, the Compensation Committee looked to an alternate form of compensation that could be used as long-term incentive awards for executive officers and key employees and to compensate independent directors.

On August 4, 2017, the Board adopted the Odyssey Marine Exploration, Inc. Key Employee Cuota Appreciation Rights Plan (the “Key Employee CAR Plan”) and the Odyssey Marine Exploration, Inc. Nonemployee Director Cuota Appreciation Rights Plan (the “Director CAR Plan” and, together with the Key Employee Plan, the “Cuota Plans”). The Cuota Plans provide for the award of cuota appreciation rights (“CARs”) to eligible participants. A “cuota” is a unit of equity interest under Panamanian law, and the value of the CARs is determined based upon the appreciation, if any, in the value of the cuotas of Oceanica Resources, S. de R.L., a Panamanian sociedad de responsabilidad limitada (“Oceanica”), after the award of such CARs. The Company indirectly holds a majority stake in Oceanica.

The Board selected the Company’s employees who will participate in the Key Employee CAR Plan. Directors of the Company who are not employees of the Company or any of its subsidiaries are eligible to participate in the Director CAR Plan. The purpose of the Cuota Plans is to provide long-term compensation to the participants.

The Board authorized the award of up to 750,000 CARs under the Key Employee CAR Plan and the award of up to 600,000 CARs under the Director CAR Plan. The terms of any CARs awarded under the Cuota Plans were set forth in award agreements between the Company and each participant, and the award agreements set forth a vesting schedule for the CARs. In general, unvested CARs will be forfeited upon a participant’s separation of service from the Company, and all vested and unvested CARs will be forfeited upon a participant’s separation of service from the Company for “cause” (as defined in the Cuota Plans).

The table below shows information regarding CARs outstanding to the Company’s directors and named executive officers as of December 31, 2021:

Participant	No. of CARs Outstanding	No. of CARs vested	Grant Date Fair Value	CARS eligible for Payout on Jan 31, 2022	CARS eligible for payout on Jan 31, 2023

John C. Abbott, Director	72,597	72,597	$3.00	49,632	22,965

Mark B. Justh, Director	78,283	78,283	$3.00	53,308	24,975

James S. Pignatelli, Director	69,186	69,186	$3.00	47,426	21,760

Jon D. Sawyer, Director	72,597	72,597	$3.00	49,632	22,965

Mark D. Gordon, Chief Executive Officer	186,613	186,613	$3.00	121,032	65,581

John D. Longley, President & Chief Operating Officer	69,955	69,955	$3.00	45,173	24,782

Laura L Barton, Chief Business Officer	50,255	50,255	$3.00	32,575	17,650

Each participant in the Key Employee CAR Plan will be entitled to be paid the value of such participant’s CARs upon the occurrence of a “payment event.” As used in the Cuota Plans, payment events consist of a change in control of the Company or the date specified in the applicable award agreement and, in the case of the Key Employee CAR Plan, a separation of service without cause and the participant’s continuous employment with the Company until the date specified in the applicable award agreement. The value of CARs will be based upon the difference between the fair value of the cuotas of Oceanica on the date of the grant and the date of the payment event, in each case as determined by the Board in accordance with the provisions of the Cuota Plans. The fair value on the date of grant for the purpose of each award of CARs was set at $3.00 per cuota. Therefore, only appreciation over $3.00 per cuota will be recognized as the payout value of each CAR. Awards that do not have a value above $3.00 per cuota on a payout date are forfeited. The current fair value of the cuotas are less than $3.00, therefore the outstanding CAR awards are out of the money. The CAR awards eligible for payout on January 31, 2021 and January 31, 2022, were forfeited with no payout. There are no more CARs available in the CAR Plans for future grants.

ODYSSEY MARINE EXPLORATION-2022 Proxy Statement	19

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Introduction

The Company is a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Exchange Act and has elected to comply with certain of the requirements applicable to smaller reporting companies in connection with this Proxy Statement.

This section details the objectives and design of our executive compensation program. It includes a description of the compensation provided in 2021 to our executive officers who are named in the Summary Compensation Table and listed below:

Mark D. Gordon	Chief Executive Officer
John D. Longley	President and Chief Operating Officer

Laura L. Barton	Chief Business Officer

Summary Compensation Table

The following table sets forth information regarding the compensation paid to or earned by the Company’s Chief Executive Officer (“CEO”) and each of the two other most highly compensated executive officers for services rendered to the Company and its subsidiaries for the fiscal years ended December 31, 2020 and 2021. These individuals, including the CEO, are collectively referred to in this Proxy Statement as the “Named Executive Officers” or “NEOs”.

SUMMARY COMPENSATION TABLE

Name and Principal Position(1)	Year	Salary		Non-Equity Incentive Plan Compensation ($)
			Stock Awards ($)(2)		All Other Compensation ($)(3)
						Total ($)

Mark D. Gordon, Chief Executive Officer	2021	$421,065	$654,003	$263,126	$1,002	$1,339,196
	2020	$376,250	$507,936	$115,212	$1,044	$1,000,442

John D. Longley, President and Chief Operating Officer	2021	$246,560	$305,997	$126,735	$790	$680,082
	2020	$220,000	$242,000	$47,553	$766	$510,319

Laura L. Barton, Chief Business Officer	2021	$225,945	$294,001	$121,765	$686	$642,397
	2020	$168,775	$164,544	$36,481	$588	$370,388

(1)	The offices held by each named executive officer are as of December 31, 2021.

(2)

The amounts reported reflect the fair value of restricted stock awards, in accordance with Accounting Standards Codification topic 718 – Stock Compensation (“ASC 718”), awarded under the 2019 Stock Incentive Plan. The 2020

ODYSSEY MARINE EXPLORATION-2022 Proxy Statement	20

amounts shown for each NEO is the fair value on the date of grant of restricted stock units that vest in 1/3 of the number of shares granted on December 20, 2020, 2021 and 2022. The amounts shown for 2021 for each NEO is the fair value of the date of grant of restricted stock units that vest 1/2 of the number of shares granted on December 20, 2021 and 2022.

(3)	The amounts shown reflect amounts for life insurance premiums paid by the Company on behalf of each NEO for the fiscal years 2021 and 2020.

Narrative Disclosure for Summary Compensation Table

Oversight of Executive Compensation and Role of Executive Officers in Compensation Decisions

The Compensation Committee oversees our executive compensation program. This includes compensation paid to the NEOs.. Our Compensation Committee is made up of independent, non-management members of our Board of Directors. The Compensation Committee is responsible for reviewing, assessing and approving all elements of compensation for our named executive officers.

The CEO assesses the performance of the NEOs. He then recommends to the Compensation Committee a base salary, performance-based incentives and long-term equity awards at levels for each NEO that are included in the executive compensation plan, including himself, based upon that assessment. The CFO assists the CEO and the Compensation Committee in providing appropriate analyses or peer group reviews and coordination with any outside consultants which may be retained to review the executive compensation program or compensation related matters. This year and as in past years AON served as the Compensation Committee’s independent compensation consultant by providing input relating to 2021 annual incentive compensation metrics.

Employment Agreements with Our Named Executive Officers

In August 2014, Odyssey entered into an employment agreement with Mark D. Gordon providing for Mr. Gordon to assume the position of Chief Executive Officer, and Mr. Gordon assumed that position on October 1, 2014. The employment agreement was for an initial term of three years and automatically renews for successive one-year periods unless terminated by Odyssey or Mr. Gordon upon ninety (90) days written notice given prior to the end of the initial term or any renewal term. On November 30, 2016, the employment agreement was amended to reflect the effect of a one-for-twelve reverse stock split and to adjust the exercise prices at which vesting would occur as deemed appropriate by the Compensation Committee. On June 6, 2019, the employment agreement was further amended to extend the vesting period for certain restricted stock units held by Mr. Gordon until September 30, 2020. On August 8, 2021, the employment agreement was further amended to extend the vesting period for certain restricted stock units held by Mr. Gordon to October 1, 2022.

Pursuant to the employment agreement, as amended, Mr. Gordon will be paid a salary of not less than $350,000, subject to review at least annually. Mr. Gordon is also entitled to participate in Odyssey’s annual incentive plan (which provides for a target award of no less than 70.0% of Mr. Gordon’s salary) and Odyssey’s long-term incentive program (which provides for a target value of no less than 125.0% of Mr. Gordon’s salary). Mr. Gordon also received the following equity awards under the employment agreement and Odyssey’s 2005 Stock Incentive Plan:

•	a restricted stock award of 8,333 shares of common stock that vested immediately, having a value of $15.24 per share on the date of grant; and

•

an initial grant of restricted stock units representing 41,667 shares of common stock that will vest in 25.0% increments when the average closing share price of Odyssey’s common stock for any 20 consecutive trading days reaches $12.00, $13.71, $15.43, and $17.14, subject to Mr. Gordon’s continued employment and any restricted shares that remain unvested on October 1, 2022 will be will forfeited.

Mr. Gordon’s employment may be terminated at any time by Odyssey with or without cause (as defined in the employment agreement) or by Mr. Gordon with or without good reason (as defined in the employment agreement). If Mr. Gordon’s employment is terminated by Odyssey without cause, by Mr. Gordon with good reason, or if Odyssey elects not to renew the employment agreement at the end of the initial term or any renewal term, Mr. Gordon will be entitled to receive (a) his salary

ODYSSEY MARINE EXPLORATION-2022 Proxy Statement	21

and earned annual or long-term incentive compensation through the date of termination (the “Accrued Obligations”); (b) an amount equal to 200.0% of his salary and target annual incentive award for the year in which termination occurs; (c) a prorated incentive award or bonus for the year in which termination occurs; and (d) reimbursement for the monthly COBRA premium paid by Mr. Gordon for group health insurance coverage for him and his dependents until the date he is no longer eligible to receive COBRA continuation coverage. All outstanding unvested stock options and restricted stock awards (other than the initial grant described above) will become fully vested, and 50.0% of the initial grant of restricted stock will become fully vested, with the balance to vest or be forfeited in accordance with the initial award agreement.

If Mr. Gordon’s employment is terminated by Odyssey with cause, by Mr. Gordon without good reason, or if Mr. Gordon elects not to renew the employment agreement at the end of the initial term or any renewal term, Odyssey will have no further payment obligations to Mr. Gordon other than for the Accrued Obligations.

The employment agreement further provides for the vesting of all outstanding unvested stock options and restricted stock awards (other than the initial grant described above) upon a change-in-control, which is defined in the employment agreement to include (a) a person or group acquiring 40.0% or more of the fair market value or voting power of the Company’s stock, (b) a person or group acquiring 25.0% or more of the voting power of the Company’s stock during a twelve-month period, and (c) a majority of the members of the Company’s Board of Directors is replaced by directors whose appointment or election is not endorse by a majority of the Board of Directors before the date of election or appointment. Mr. Gordon’s outstanding unvested stock options and restricted stock awards (other than the initial grant) will vest if the Stock Purchase Agreement dated March 11, 2015, with MINOSA and Penelope is carried out under the terms approved by Stockholders on June 9, 2015. If Mr. Gordon’s employment is terminated by him for good reason or by Odyssey without cause (excluding death or disability) within 24 months after a change-in-control, Mr. Gordon will be entitled to receive (w) the Accrued Obligations; (x) an amount equal to 250.0% of his salary and target annual incentive award for the year in which termination occurs; (y) a prorated incentive award or bonus for the year in which termination occurs; and (z) reimbursement for the monthly COBRA premium paid by Mr. Gordon for group health insurance coverage for him and his dependents until the date he is no longer eligible to receive COBRA continuation coverage. All outstanding unvested stock options and restricted stock awards will become fully vested, with all options being exercisable for the remainder of their full term.

Components and Results of the 2021 Executive Compensation Plan

Base Salaries. Base salary is intended to provide our executive officers a level of assured cash compensation that is reasonably competitive in the marketplace. It is based on the individual’s qualifications and experience with the Company, past performance, taking into account all relevant criteria, value to the Company, and the Company’s ability to pay.

The base salary range for the CEO is periodically established based upon the competitive and benchmarking data from a peer group whereby the midpoint of the executive officer salary range is aligned to the average peer group base salary. This does not mean that the NEO’s base salary will be in the midpoint range, but the peer group analysis is used as a basis for establishing salary ranges or salary bands for each position. The base salaries of the CEO and the NEO base salaries were unchanged from 2017 through 2020 therefore, no peer group analysis was performed for this period.

The Compensation Committee increased base salaries effective April 1, 2021, by 3% per year since the last increase in base salary in 2016 for Mr. Gordon, Mr. Longley and for Ms. Barton, and Ms. Barton received an additional 25% increase based on her new role as Chief Business Officer. These increases resulted in base salaries below the mid-point of peer group analysis performed during 2013 and 2014.

Annual Incentive Compensation and Targets. Annual incentive compensation is intended to provide our NEOs a component of total cash compensation that represents an award for meeting corporate objectives that support our strategic plan priorities. Annual incentive compensation is expressed as target amounts that can be earned as a percentage of base salary. The amount of these targets is based on the individual’s qualifications and experience with the Company, past performance of duties, value to the Company, and the Company’s ability to pay.

Four weighted corporate metrics are focused on two strategic priorities we believe are critical to our long-term success: increasing the value of our mineral project portfolio and optimization of our business functions necessary to increase our mineral portfolio value.

ODYSSEY MARINE EXPLORATION-2022 Proxy Statement	22

There are two major opportunities to increase the value of our mineral portfolio: adding new projects to the portfolio and advancing projects towards a bankable feasibility study, which includes multiple steps. Our business optimization metrics focused on improving our balance sheet (reducing debt) and raising capital for our project subsidiaries to fund their operations. Our NEOs each share the following corporate performance metrics formulated to advance the Company’s strategic plan priorities, which are weighted as shown in the table below:

Strategic Priority	Corporate Performance Metric	Weighting	Threshold (50%)	Target (100%)	Max (125%)
Increase Portfolio Value	Creating New Mineral Portfolio Opportunities	35%	New target package(s) approved	Application Submitted	Rights Granted
	Advance Projects toward Bankable Feasibility Study/Operations	35%	LSG Phase 1 Operations Funded or CIC MOps Underway	CIC MOps Underway and ISG Funded	CIC and LSG MOps Underway
Business Optimization	Subsidiary annual operational budget(s) funded (total cash raised in calendar year)	15%	$1.5M	$3M	$4.5M
	Debt Reduction (P&I)	15%	$3M	$5M	$10M+
	Total	100%

MOps = Marine Operations and LSG = Lihir Subsea Gold

Although it is intended that the Compensation Committee will follow the incentive award guidelines, the Committee has the discretion to increase or decrease the amounts based upon extenuating or unforeseen circumstances or to deny annual incentive awards whether or not performance targets are achieved, as it deems appropriate.

Achievement of Performance Indicators and Annual Award Payouts for 2021. For 2021, the NEOs qualified for 71.0% of the target award based on the achievement of corporate performance metrics which apply to all of our NEOs. The Compensation Committee determined the following objectives were met:

•

Creating new mineral portfolio opportunities: The Compensation Committee assigned this a Target 100% level because management created multiple new project opportunities that included achievements and milestones that were not anticipated when the targets were set. Management made significant progress towards acquiring 19 existing phosphate licenses in the EEZ of a South American country by researching and identifying a new phosphate opportunity and negotiating an agreement to acquire a 75% stake in a joint venture that holds these licenses. Management also identified a polymetallic nodule opportunity and signed an memo of understanding with a sovereign government (Antigua and Barbuda) to establish a long-term partnership to explore opportunities for respectful and environmentally sustainable mining within the island’s marine space. In addition, the company had fully completed an application that was about to be submitted through a government licensing process for an area believed to contain polymetallic nodules, but the completed application was held for submission at a later date for strategic reasons. This metric is weighted at 35%.

•

Advance projects towards Bankible Feasiblity Study/Operations: The threshold 50% level was achieved. A rights offering was held in Lihir Subsea Gold to fund initial survey operations. Odyssey oversubscribed, participated, increasing Odyssey’s ownership of the project from 79.9% to 85.6%. Offshore survey and mapping operations commenced in December 2021 with the goal of producing a high-resolution acoustic terrain model of the seafloor as well as acquiring acoustic images of subseafloor sediments and lithology to further characterize the value of the project and allow informed decision making on how to proceed with environmentally sensitive geologic sampling. This metric is weighted at 35%.

•	Debt Reduction: The debt reduction metric was achieved at the Max 125% level by removing $12 million of debt owed to Monaco and related parties. This metric is weighted at 15%.

ODYSSEY MARINE EXPLORATION-2022 Proxy Statement	23

Metric	Level Achieved	Weighting	Level x Weighting

Create new mineral portfolio opportunities	100%	35%	35%

Advance Projects towards BFS/Operations	50%	35%	18%

Debt Reduction	125%	15%	19%

Percent Earned			71%

The following table identifies the target award as a percentage of base salary for each NEO in accordance with the executive compensation plan, the target achievement, and the actual incentive payout.

NEO	Base Salary	Target % of Base	Target Award $	Target Achievement	Incentive Payout

Mark D. Gordon, Chief Executive Officer	$436,000	85%	$370,600	71%	$263,126

John D. Longley, President and COO	$255,000	70%	$178,500	71%	$126,735

Laura L. Barton, Chief Business Officer	$245,000	70%	$171,500	71%	$121,765

These 2021 Annual Incentive award amounts were approved by the Compensation Committee during March 2022 and have not yet been paid to the NEOs.

Discretionary Bonus. The Compensation Committee may award discretionary bonuses. Such bonuses are typically linked to extra achievements that benefit the Company and not fully by the targets in the Annual Incentive Compensation Plan. There were no discretionary bonuses awarded or made to our NEOs for 2021.

Long-Term Equity Incentive Awards. Long-term equity incentive (“LTI”) awards are designed to align a significant portion of total compensation with our long-term goal of increasing the value of the Company. These equity awards are designed to reward longer- term performance and facilitate equity ownership. The value of these targets is set by the Compensation Committee based on the individual’s qualifications and experience with the Company, past performance of duties and value to the Company. Target amounts as a percentage of base salary were set at 150% of base salary for the Chief Executive Officer and 120% for the Chief Operating Officer and Chief Business Officer.

On March 8, 2021, Compensation Committee awarded grants of restricted stock units with two-year service vesting to the following NEOs:

		2021 Long-Term Incentive Awards(1)
Name	Position	Restricted Stock Units(2)

Mark D. Gordon	Chief Executive Officer	92,243

John D. Longley	President and Chief Operating Officer	43,159

Laura L. Barton	Chief Business Officer	41,467

(1)	The long-term incentive restricted stock unit awards are valued based upon the stock price on the date of grant which was $7.09.

(2)	The restricted stock units vest in increments of one-half on December 20, 2021 and 2022. Each restricted stock unit represents one share of common stock.

The following table includes the target long-term incentive award expressed as a percentage of base salary and the actual long-term incentive awarded on March 8, 2021, as a percentage of base salary in effect at the date of the award.

Name	Position	Target Long-Term Incentive Award as % of Base Salary	Actual Long-Term Incentive Award as % of 2021 Base Salary

Mark D. Gordon	Chief Executive Officer	0% - 150%	150.0%

John D. Longley	President & Chief Operating Officer	0% - 120%	120.0%

Laura L. Barton	Chief Business Officer	0% - 120%	120.0%

ODYSSEY MARINE EXPLORATION-2022 Proxy Statement	24

Other Policies and Practices Related to Executive Compensation

Compensation Recovery (“Clawbacks”). We adopted a Clawback Policy in 2013 that applies to performance-based compensation linked to our reported financial results. Under this policy, in the event we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, we may, at the discretion of the Compensation Committee, seek to recover from any executive officer who received cash-based or equity-based incentive compensation during the three-year period preceding the date on which we are required to prepare an accounting restatement, the amount by which such person’s cash-based or equity-based incentive compensation for the relevant period exceeded the lower payment that would have been made based on the restated financial results.

Retirement Plans and all Other Compensation. Odyssey does not have any deferred compensation or retirement plans. During 2021, we did not pay perquisites exceeding $10,000 in the aggregate to our Chief Executive Officer or other NEOs. Our officers participated in non-discriminatory life and health insurance plans as did all other employees.

Life Insurance Benefits Payable upon Death of Our NEOs. At December 31, 2021, there were life insurance policies that would have paid the following benefits upon the death of our NEOs as follows:

Named Executive Officer	Life insurance benefits payable upon the death of our NEOs as of December 31, 2021
Mark D. Gordon	$300,000
John D. Longley	255,000
Laura L. Barton	245,000

ODYSSEY MARINE EXPLORATION-2022 Proxy Statement	25

Outstanding Equity Awards at 2021 Year-End

The following table shows the number of shares of common stock covered by outstanding stock option awards that are exercisable and unexercisable, and the number of shares of common stock covered by unvested restricted stock awards for each of our NEOs as of December 31, 2021.

2021 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
	Exercisable	Unexercisable

Mark D. Gordon
	21,328	—	$26.40	12/31/2023	(4)
	39,333	—	$12.48	12/31/2024	(5)
						42,328	$220,106	41,667	$ 216,668
						46,121	$239,829

John D. Longley
	1,987	—	$26.40	12/31/2023	(6)
	4,167	—	$12.84	10/06/2024	(7)
	17,917	—	$12.48	12/31/2024	(8)
						20,166	$104,863	—	$ —
						21,579	$112,211	—	$ —

Laura L. Barton
	12,909	—	$26.40	12/31/2023	(9)
	11,250	—	$12.48	12/31/2024	(10)
						13,712	$71,302	—	$ —
						20,733	$107,812	—	$ —

(1)	The restricted stock units will vest December 20, 2022. Each restricted stock unit entitles the holder to one share of common stock upon vesting.

(2)

The market value of the equity incentive plan awards in the form of restricted stock units that have not vested are calculated by multiplying the number of shares represented by the stock awards by the closing price of our common stock on December 31, 2021, which was $5.20.

(3)

The award of restricted stock units will vest as follows: 25% of the award will vest when the average closing share price of the common stock for any 20 consecutive trading days is $12.00 or higher; 25% of the award will vest when the average closing share price for any 20 consecutive trading days is $13.71 or higher; 25% of the award will vest when the average closing share price for any 20 consecutive trading days is $15.43 or higher; and 25% of the award will vest when the average closing share price for any 20 consecutive trading days is $17.14 or higher.

(4)	This option vested as to 7,109 shares on each of December 31, 2014 and 2015 and 7,110 shares on December 31, 2016.

(5)	This option vested as to 13,111 shares on December 31, 2015, and in 1/36th of the award monthly thereafter.

(6)	This option vested as to 662 shares on December 31, 2014 and 2015 and 663 shares on December 31, 2016.

(7)	This option vested in one-third increments of 1,389 shares on each of October 6, 2015, 2016 and 2017.

ODYSSEY MARINE EXPLORATION-2022 Proxy Statement	26

(8)	This option vested as to 5,972 shares on December 31, 2015, and in 1/36th of the award monthly thereafter.

(9)	This option vested in one-third increments of 4,303 shares on each of December 31, 2014, 2015 and 2016.

(10)	This option vested as to 3,750 shares on December 31, 2015, and in 1/36th of the award monthly thereafter.

Potential Payments Upon Termination or Change in Control

Change in Control

Mr. Gordon has a written employment agreement that provides for payments at, following, or in connection with a change-in-control of the Company or termination. There are no other employment contracts or agreements, whether written or unwritten, with our other NEOs. Under our stock incentive plans, the Compensation Committee has the discretion, but not the obligation, to accelerate the vesting or to compensate holders of otherwise unvested stock incentives in the event of a change-in-control. Only options or restricted stock awards not assumed by the entity taking control are subject to potential acceleration of vesting under a change-in-control.

Termination

Mr. Gordon’s employment may be terminated at any time by Odyssey with or without cause or by Mr. Gordon with or without good reason with (90) days, written notice. If Mr. Gordon’s employment is terminated by Odyssey without cause, by Mr. Gordon with good reason, as a result of Mr. Gordon’s disability, or if Odyssey elects not to renew the employment agreement at the end of the initial term or any renewal term, Mr. Gordon will be entitled to receive (a) the Accrued Obligations; (b) an amount equal to 200.0% of his salary and target annual incentive award for the year in which termination occurs; (c) a prorated incentive award or bonus for the year in which termination occurs; and (d) reimbursement for the monthly COBRA premium paid by Mr. Gordon for group health insurance coverage for him and his dependents. All outstanding unvested stock options and restricted stock awards (other than the initial grant described above under “Employment Agreements with Our Named Executive Officers”) will become fully vested, and 50.0% of the initial grant of restricted stock will become fully vested, with the balance to vest or be forfeited in accordance with the initial award agreement. If Mr. Gordon’s employment is terminated by Odyssey with cause, by Mr. Gordon without good reason, as a result of Mr. Gordon’s death, or if Mr. Gordon elects not to renew the employment agreement at the end of the initial term or any renewal term, Odyssey will have no further payment obligations to Mr. Gordon other than for the Accrued Obligations. Payments that would have been due to Mr. Gordon and the value of equity awards that would have vested had he been terminated on December 31, 2021, are shown in the table below.

Severance Benefit Due to Mr. Gordon Upon Termination	Without Cause; For Good Reason; Disability; Company Non-Renewal $	For Cause; Without Good Reason; Death; Mr. Gordon Non-Renewal $
Accrued Obligations (1)	673,676	673,676
Cash Severance (2)	1,613,200	-
Equity (3)	459,935	-
COBRA (4)	39,974	-

(1)

The Accrued Obligations may consist of (i) base salary through date of termination, (ii) annual incentives earned prior to year of termination, (iii) the value of unused vacation accrued though date of termination, or (iv) reimbursement of unreimbursed reasonable business expenses.

ODYSSEY MARINE EXPLORATION-2022 Proxy Statement	27

(2)

The Cash Severance consists of two times the sum of Mr. Gordon’s base salary in effect on December 31, 2021, and his target annual incentive award which is calculated at 85.0% of base salary, calculated as follows: 2 x ($436,000 + $370,600).

(3)	Upon termination at December 31, 2021, Mr. Gordon would vest in 88,449 restricted stock units valued at $5.20 per share which was the closing price of our common stock on December 31, 2021.

(4)	COBRA payments are estimated over an 18-month period and would be reimbursable to Mr. Gordon on a monthly basis.

Tax and Accounting Implications

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 per year to named executive officers except, in the case of equity awards granted prior to 2018, to the extent it constitutes performance-based compensation. Depending on future stock prices, it is possible that a portion of the payments that might be payable to Mr. Gordon under the written employment agreement with him may not be fully deductible. Subject to the foregoing, the Company believes that all compensation paid to its executive officers is, or will be when paid, fully deductible for federal income tax purposes.

Director Compensation

The Compensation Committee approved a 2021 Board of Directors Compensation Plan for directors who are not our employees under which they would be entitled to receive the following compensation for their service on our Board of Directors:

•	Annual retainer of $40,000 per director. Additional annual retainers as follows for chairmanship duties:

Lead Director	$15,000

Audit Committee Chairman	$10,000

Compensation Committee Chairman	$ 5,000

Governance and Nominating Committee Chairman	$ 5,000

•

In addition, outside directors are compensated $1,000 per meeting attended in person including full Board meetings, and Audit Committee, Governance and Nominating Committee and Compensation Committee meetings.

•	Meetings attended telephonically and private sessions of the Board and Audit Committee earned compensation of $500 for attendance.

•	An equity component valued at $25,000 per director in the form of stock or option awards from the Company stock incentive plan to be awarded to independent directors on or about year end.

•	We do not pay amounts that would be classified as perquisites or other compensation to our directors, and there are no existing or potential change-in-control, retirement or legacy obligations.

ODYSSEY MARINE EXPLORATION-2022 Proxy Statement	28

The table below indicates the amounts earned by each director for 2021:

2021 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Stock Award($)	Total ($)
John C. Abbott(1)	$66,500	$25,000	$91,500
Mark B. Justh(2)	$71,500	$25,000	$96,500
James S. Pignatelli(3)	$56,000	$25,000	$81,000
Jon D. Sawyer(4)	$64,000	$25,000	$89,000
Todd E. Siegel(5)	$44,000	$25,000	$69,000

(1)

Mr. Abbott elected to receive 8,173 shares of common stock with a fair value of $42,500 in lieu of total cash and equity compensation for 2021. Mr. Abbott had 11,418 stock options and no stock awards outstanding as of December 31, 2021.

(2)

Mr. Justh elected to receive 8,413 shares of common stock with a fair value of $43,750 in lieu of total cash and equity compensation for 2021. Mr. Justh had 5,000 stock options and no stock awards outstanding as of December 31, 2021.

(3)	Mr. Pignatelli elected to receive 7,596 shares of common stock with a fair value of $39,500 in lieu of total cash and equity compensation for 2021.

(4)

Mr. Sawyer elected to receive 7,933 shares of common stock with a fair value of $41,250 in lieu of total cash and equity compensation for 2021. Mr. Sawyer had 11,908 stock options and no stock awards outstanding as of December 31, 2021.

(5)	Mr. Siegel elected to receive 7,933 shares of common stock with a fair value of $41,250 in lieu of total cash and equity compensation for 2021.

ODYSSEY MARINE EXPLORATION-2022 Proxy Statement	29

Directors will be compensated for 2022 under the same plan as for 2021, except annual retainers will be paid in equity based on the closing price of our common stock on the last day of each quarterly period. Directors will have the choice of accepting meeting fees in cash or equity on the same terms. The following table provides an estimate of director compensation for 2022:

2022 ESTIMATED DIRECTOR COMPENSATION

	Lead Director	Audit Chair	Compensation Chair	Governance Chair	Committee Member Only(3)
Total retainer	$55,000	$50,000	$ 45,000	$ 45,000	$40,000
Estimated fees(1)	$20,000	$20,000	$ 20,000	$ 20,000	$20,000
Estimated equity value(2)	$25,000	$25,000	$ 25,000	$ 25,000	$25,000
Estimated total compensation	$100,000	$95,000	$ 90,000	$ 90,000	$85,000

(1)	Assumes the following meetings per year:	Regular	Other Sessions

	BOD	4	4	(4 Independent BOD Sessions @ $500)

	Audit	4	4	(4 Private Sessions w Auditors @ $500)

	Compensation	4

	Governance	4

(2)	Equity awards are to be determined by the Board of Directors and may be in stock options or restricted stock awards.

(3)	Assumes no chair duties

**	Payments based on availability of resources

Certain Relationships and Related Party Transactions

The Board of Directors has a written policy and procedures for the review, approval or ratification of transactions with executive officers, directors and nominees for director, any person who is a security holder known to us to be the beneficial owner of more than five percent of any class of our stock, and immediate family members of these parties. In general, the policy provides certain transactions with these related persons are subject to the review, approval and/or ratification of the disinterested members of the Board of Directors. All proposed or completed related party transactions are to be reported to our Disclosure Committee no later than the end of the current quarter and the Disclosure Committee will present the transaction to the Board of Directors for review, ratification or approval. If ratification of a transaction is not forthcoming, management must make all reasonable efforts to cancel or annul that transaction. If a transaction with a related party is entered into without the pre-approval of the Board of Directors, it shall not be deemed to violate these policies and procedures, or be invalid or unenforceable, so long as the transaction is brought to the Board of Directors for ratification as promptly as reasonably practical after it is entered into or brought to the Company’s attention. The Board of Directors may use any process and review any information that it determines is reasonable to determine if a transaction is obtained in a comparable arm’s length transaction with a third party unrelated to the Company.

In addition, on an annual basis, each of our directors and executive officers completes a questionnaire and discloses information regarding entities with which they and their immediate family members are affiliated. Any person nominated for election as a director must complete a questionnaire no later than the date he or she becomes a member of the Board of Directors. Any person who becomes an executive officer must complete a questionnaire as soon as reasonably practicable thereafter.

ODYSSEY MARINE EXPLORATION-2022 Proxy Statement	30

Our Board of Directors annually reviews all transactions and relationships including any disclosed in the director and officer questionnaires and approves or ratifies, as applicable, any transactions with related persons. The Board of Directors makes a formal determination regarding each director’s independence.

During fiscal year 2021, we had transactions, arrangements and relationships with entities with which some of our related persons, specifically certain of our directors, are affiliated. In accordance with the procedures in the Company’s policy, the Board of Directors reviewed and determined the following related persons had no direct or indirect material interest in those transactions, arrangements and relationships.

We currently provide services to a deep-sea mineral exploration company, CIC, Limited (“CIC”) which was organized and is majority owned and controlled by Greg Stemm, Odyssey’s past Chairman of the Board. Mr. Stemm’s involvement with this company was disclosed to, and approved by, the Odyssey Board of Directors and legal counsel pursuant to the terms of Mr. Stemm’s consulting agreement in effect at that time. A current Odyssey director, Mark B. Justh, made an investment into CIC’s parent company and indirectly owns approximately 11.5% of CIC. We expect Mr. Justh to recuse himself from any decisions of the Board of Directors regarding CIC. The Board of Directors made a determination that Mr. Justh’s indirect ownership in CIC does not impair his independence under applicable rules. We are providing the services to CIC pursuant to a Master Services Agreement that provides for back-office services in exchange for a recurring monthly fee as well as other mineral related services on a cost-plus profit basis and will be compensated for these services with a combination of cash and equity in CIC. For the 2021, we invoiced CIC a total of $921,238, which was for technical and support services. We have the option to accept equity in payment of the amounts due from CIC.

On July 15, 2021, MINOSA assigned $563,715 of convertible indebtedness owed to MINOSA by Odyssey to James S. Pignatelli, a director of the Company, and that indebtedness continues to be convertible at a conversion rate of $4.35 per share. This transaction was reviewed and approved by the independent members of the Board of Directors.

ODYSSEY MARINE EXPLORATION-2022 Proxy Statement	31

PROPOSAL NO. 2: RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed Warren Averett, LLC as its independent registered public accounting firm for the fiscal year ended December 31, 2022. Representatives of Warren Averett, LLC may be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement, if they so desire.

In the event the stockholders fail to ratify the selection of Warren Averett, LLC, the Audit Committee will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Independent Public Accounting Firm’s Fee

The following is a summary of the fees billed to us by Warren Averett, LLC for professional services rendered for the fiscal years ended December 31, 2020 and 2021:

Fee Category	2021	2020
Audit Fees(1)	$156,700	$140,770
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total Fees	$156,700	$140,770

(1)

Audit Fees consist of fees for the audit of Odyssey’s consolidated financial statements in our Annual Report on Form 10-K, review of Odyssey’s interim condensed consolidated financial statements in each of our Quarterly Reports on Form 10-Q, and services that are normally provided by Warren Averett, LLC in connection with statutory and regulatory filings and engagements.

Independence of Principal Accountant and Other Audit Committee Considerations

The Audit Committee reviews at least annually the independent auditors’ qualifications, performance and independence including that of the lead partner. On January 4, 2022, our Audit Committee received written confirmation from Warren Averett, LLC that the firm is independent of the Company in compliance with PCAOB Rule 3526 and in compliance with Rule 3520 within the meaning of the federal securities laws administered by the Securities and Exchange Commission.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Certified Public Accounting Firm

The Company’s independent registered public accounting firm may not be engaged to provide non-audit services that are prohibited by law or regulation to be provided by it, nor may the Company’s principal accountant be engaged to provide any other non-audit service unless it is determined that the engagement of the principal accountant provides a business benefit

ODYSSEY MARINE EXPLORATION-2022 Proxy Statement	32

resulting from its inherent knowledge of the Company while not impairing its independence. The Audit Committee must pre-approve the engagement of the Company’s principal accountant to provide both audit and permissible non-audit services. No non-audit services were provided by the independent registered public accounting firm during the past two fiscal years.

The affirmative vote of a majority of the votes properly cast at the Annual Meeting is required to approve this proposal. Discretionary broker voting is allowed. Abstentions will not affect the outcome of this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends that the stockholders vote FOR ratification of the appointment of Warren Averett, LLC to serve as our independent registered certified public accounting firm for the fiscal year ending December 31, 2022.

ODYSSEY MARINE EXPLORATION-2022 Proxy Statement	33

PROPOSAL NO. 3: AMENDING THE 2019 STOCK INCENTIVE PLAN

General

On March 26, 2019, the Board of Directors adopted and approved the 2019 Stock Incentive Plan (the “2019 Plan”), which was approved by our stockholders on June 3, 2019. The 2019 Plan permits the grant of options, restricted stock units, restricted stock awards, and stock appreciation rights (collectively, “awards”) to attract and retain employees, officers, consultants, and directors and to align their interests with those of our stockholders. As adopted and approved, the 2019 Plan authorizes 800,000 shares for issuance of awards. After further consultation with our compensation consultant and consideration of other relevant factors, our Board approved an amendment to the 2019 Plan on March 7, 2022, subject to approval of the Company’s stockholders.

Proposed Amendment

On March 7, 2022, our Board of Directors adopted, subject to stockholder approval, an amendment to the 2019 Plan to add 1,600,000 shares of common stock to the plan. Proposal 3 seeks stockholder approval of this amendment.

Our Board of Directors believes that it is desirable to increase the number of shares available for issuance under the 2019 Plan to provide adequate equity incentives to our employees, consultants, professionals, and service providers. When the 2019 Plan was adopted in 2019, there were 800,000 shares of common stock reserved for issuance under the 2019 Plan. As of April 1, 2022, there had been 336,390 shares issued under the 2019 Plan for the exercise of stock options and awards, 113,559 shares forfeited, and 235,042 shares were subject to outstanding stock options and stock awards. As a result, 115,009 shares were available for future grants under the 2019 Plan as of April 1, 2022. We do not believe the remaining shares available in the 2019 Plan are sufficient to meet our compensation requirements during 2022 and beyond.

Vote Required

The affirmative vote of a majority of the votes properly cast on this proposal will be required to approve the proposed amendment to the 2019 Plan. Abstentions and broker non-votes will have no effect on this proposal.

Purpose of the 2019 Plan

Equity-based compensation plays an important role in our pay-for-performance philosophy. The purpose of the 2019 Plan is to provide employees, directors and consultants (together “participants”) with long-term exposure to the Company’s future growth, align employees’, consultants’ and directors’ interests with those of our stockholders and discourage imprudent risk-taking by rewarding participants for sustained share price improvement over the long term.

In assessing the appropriate terms for the 2019 Plan, and the importance of equity as a component of our compensation program, our Board of Directors determined to incorporate certain corporate governance best practices in the 2019 Plan to promote the interests of our stockholders including:

•	No “evergreen” share reserve

•	Prohibits liberal share recycling

•	No repricing permitted without stockholder approval

•	All options and stock appreciation rights must have an exercise or measurement price that is at least equal to the fair market value of the underlying common stock on the date of grant

•	No stock option reload features

•	No excise tax gross-up protection features

•	No transfers of awards for value

ODYSSEY MARINE EXPLORATION-2022 Proxy Statement	34

•	Double trigger equity vesting acceleration subsequent to a Change-in-Control

•	Dividends and dividend equivalents shall accrue and be paid only if and to the extent the common stock underlying the Award become vested or payable

The 2019 Plan amendment to increase the reserve by 1,600,000 new shares for issuance pursuant to Awards constitutes approximately 11% of our outstanding shares of common stock. Based on forecasting of the number of shares likely needed for newly hired employees, consultants and executives as well as our current employees, executives and Board members, the Board of Directors anticipates that the number of shares available under the 2019 Plan following approval of the amendment will provide sufficient shares for equity awards for approximately the next 3 years depending on a number of factors, including the number of employees receiving equity awards, the prevailing price per share of our common stock, the methodology used to value and determine the size of equity awards, and the mix of award types provided to participants.

We Carefully Manage the Use of Equity Awards

The following table summarizes information regarding awards outstanding and shares of our common stock remaining available for grant under the equity compensation plans as of April 1, 2022:

As of April 1, 2022:
Total number of shares of common stock subject to outstanding stock options	238,651
Weighted-average exercise price per share of outstanding stock options	$15.95
Weighted-average remaining term of outstanding stock options (in years)	2.6
Total number of shares of common stock subject to outstanding full value awards	235,042
Total number of shares of common stock available for grant under the 2019 Plan	115,009

We believe that the dilution level resulting from approval of Proposal 3 is in the best interest of our stockholders. Using data available as of April 1, 2022, we have calculated the potential dilution to stockholders resulting from approval of Proposal 3 to be 10%.

Overhang is a measure of potential dilution, which we define as the sum of (a) the total number of shares underlying all equity awards outstanding and (b) the total number of shares available for future award grants, divided by the sum of (x) the total number of shares underlying all equity awards outstanding, (y) the total number of shares available for future awards and (z) the number of shares outstanding.

Historic Equity Usage

As part of our ongoing review of our compensation plans, we calculate our annual “burn rate” to help us determine, among other things, the expected remaining life of our equity incentive plans based on the current number of outstanding shares. Burn rate is calculated by dividing the aggregate number of stock options and full-value awards granted during the year by our basic weighted average common shares outstanding during the year. The following table provides detailed information regarding the activity related to our equity incentive plans and weighted average ordinary shares outstanding for the three fiscal years ended on December 31, 2021:

Award Type	FY 2019	FY 2020	FY 2021
Stock Options Granted	N/A	N/A	N/A
Full-Value Awards Granted	160,070	366,126	254,559
Basic Weighted. Avg. Common Shares Outstanding	9,346,213	10,538,114	13,296,687
Annual Burn Rate	1.71%	3.47%	1.91%

Three Year Average Burn Rate (FY 2019-2021)			2.37%

We believe that we have effectively managed our equity burn rate. When we asked our stockholders to approve the 2019 Plan, our Board of Directors committed to our stockholders that the share reserve would last approximately 3 years.

ODYSSEY MARINE EXPLORATION-2022 Proxy Statement	35

Looking forward, we believe that as trends improve within the mineral exploration business and overall momentum is at our back, that share usage could moderate, allowing us to extend the contemplated program approximately 4-5 years.

Material Features of the Stock Incentive Plan

The material features of the 2019 Plan are described below. A copy of the 2019 Plan was filed with the Securities and Exchange Commission (“SEC”) as Appendix A to the 2019 definitive proxy materials on Schedule 14A. The filing can be accessed at www.sec.gov or on the Company’s web site at http://www.odysseymarine.com/secfilings.php where a link is provided. In addition, stockholders who wish to request a paper copy of the 2019 Plan may send correspondence to the Corporate Secretary, Odyssey Marine Exploration, Inc., 205 S. Hoover Boulevard, Suite 210., Tampa, Florida 33609.

The purpose of the 2019 Plan is to assist us in retaining employees, consultants, professionals, and service providers who provide services to the Company in connection with, among other things, our management, marine operations, corporate communications, research, geological services, business development and our obligations as a publicly-held reporting company. In addition, we expect to benefit from the added interest that the participants will have in the welfare of our Company as a result of their ownership or increased ownership of our common stock. In the past we have utilized grants of stock options and stock awards to reduce the cash expense of compensating persons we deem to be important to the ongoing success of our Company. We have also used stock awards and stock options as a tool to promote long-term retention of our officers and key personnel. This afforded us the ability to utilize more of our cash for ongoing operations. We believe this is still a valid approach and important component of our compensation planning.

The 2019 Plan authorizes the grant of up to 800,000 shares of common stock (subject to adjustment for stock splits and similar capital changes) in connection with restricted stock awards, incentive stock option grants and non-qualified stock option grants. Employees and, in the case of non-qualified stock options, directors, consultants or any affiliate are eligible to receive grants under the 2019 Plan. As of April 1, 2022 there were 336,390 shares issued under the 2019 Plan for the exercise of stock options and awards, 113,559 shares forfeited, and 235,042 shares were subject to outstanding stock awards. As a result, 115,009 shares were available for future grants under the 2019 Plan as of April 1, 2022.

We believe that, for the foreseeable future, it is in our best interests to be able to continue to engage and compensate such persons through the issuance of stock options or payment in shares of our common stock. For the foregoing reasons, the Board of Directors has unanimously adopted the increase in the number of authorized shares of common stock issuable pursuant to the 2019 Stock Incentive Plan by 1,600,000 shares, from 800,000 to 2,400,000 shares; and directed that such proposal be submitted for the approval of the stockholders at the annual meeting.

Eligibility for Participation in 2019 Plan

Persons eligible for awards under the 2019 Plan include officers, employees, consultants, directors and service providers. The granting of awards is discretionary, and we cannot now determine the number or type of awards we will grant in the future to our executive officers or other beneficiaries. We expect from time to time, in our discretion, we will grant awards to our executive officers or other beneficiaries under the 2019 Plan under such terms consistent with the 2019 Plan as we deem appropriate at the time of those grants.

Administration of Plan

The 2019 Plan will be administered by the Compensation Committee. The Compensation Committee, subject to the provisions of the 2019 Plan, has authority in its discretion to determine the eligible participants to whom stock options or awards shall be granted, the number of shares to be granted to each participant, and the time or times at which options or awards should be granted. The CEO or Chief Financial Officer makes recommendations to the Compensation Committee about equity awards to employees of the Company. The Board of Directors also has authority to interpret the 2019 Plan and to prescribe, amend, and rescind rules and regulations relating to the 2019 Plan.

Federal Income Tax Consequences of the Amended Plan

The following discussion is a summary of the U.S. federal income tax consequences to recipients of options or stock awards and to us with respect to options or stock awards granted under the 2019 Plan. While certain options allowed under the 2019 Plan are intended to qualify under Section 422 of the Internal Revenue Code, no incentive stock options have been granted to date.

ODYSSEY MARINE EXPLORATION-2022 Proxy Statement	36

Options or stock awards awarded to an optionee may be subject to any number of restrictions (including deferred vesting, limitations on transfer, and forfeit ability) imposed by the Compensation Committee. The optionee is solely responsible for the satisfaction of all federal, state, local and foreign income and other tax arising from or applicable to an option exercise and the acquisition or sale of optioned stock.

A recipient does not recognize taxable income on the grant of a non-qualified stock option, but does recognize ordinary income on the exercise date. The income amount recognized is the amount by which the fair market value of the shares underlying the option exceeds the option exercise price. The Company will ordinarily be entitled to a deduction on the exercise date equal to the ordinary income recognized by the optionee from the exercise of a non-qualified stock option.

A recipient of a restricted stock award generally does not recognize income and the Company is not entitled to a deduction at the time of the award. Instead, the Company is entitled to a deduction and the recipient recognizes income on the date the stock award vests. The amount of compensation income recognized, and the Company’s deduction will be the fair market value of the vested stock on the date on which stock is issued. However, the recipient may elect to recognize compensation income at the time of grant, in which case the Company is also entitled to a deduction. The amount will be the fair market value at the date of grant.

In view of the complexity of the tax aspects of transactions involving the grant and exercise of options and stock awards, and because the impact of taxes will vary depending on individual circumstances, each optionee receiving options or awards under the 2019 Plan should consult their own tax advisor to determine the tax consequences in such optionee’s particular circumstances.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends that the stockholders vote FOR the amendment to the 2019 Stock Incentive Plan

ODYSSEY MARINE EXPLORATION-2022 Proxy Statement	37

PROPOSAL NO. 4: ADVISORY VOTE ON EXECUTIVE COMPENSATION

General

We provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with Section 14A of the Exchange Act. This vote is referred to as a “say-on-pay” vote.

The Summary Compensation Table and narrative discussion beginning on page 20 of this proxy statement describe our executive compensation program and the compensation of our named executive officers for 2021. The Board of Directors is asking stockholders to cast a non-binding, advisory vote indicating their approval of that compensation by voting FOR the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 (m) through (r) of Regulation S-K, including the compensation tables and other narrative executive compensation disclosures contained in the Company’s 2022 Proxy Statement, is hereby APPROVED.”

We believe that executive compensation should be linked to the Company’s performance and aligned with the interests of the Company’s stockholders. In addition, executive compensation is designed to allow the Company to recruit, retain and motivate employees who play a significant role in the organization’s current and future success.

As a focus on the Company’s long-term performance, we believe that long-term equity awards are effective tools for aligning management and stockholder interests to increase overall stockholder value. In addition, the executive officers are often asked to implement long-term initiatives for the Company that, by definition, takes more than one fiscal year to accomplish. Stability and continuity among the executive officers aids the Company in its implementation of such long-term initiatives. However, a portion of the executive officers’ annual compensation is also linked to the short-term success of the Company to motivate and reward executives to achieve Company objectives and to attract and retain talented executives.

The Compensation Committee regularly reviews our executive compensation program to ensure that compensation is closely tied to aspects of our performance that our executive officers can impact and that are likely to have an impact on stockholder value.

At the 2017 Annual Meeting, the Board of Directors recommended stockholders approve holding a “say-on-pay” vote every year. Our stockholders supported that recommendation. Accordingly, we will hold a “say-on-pay” vote annually until the 2023 annual meeting when stockholders will be asked to vote again on how frequently we should hold the “say-on-pay” vote.

The vote on this “say-on-pay” proposal is advisory, which means that the vote will not be binding on the Company, the Board of Directors or the Compensation Committee. The Compensation Committee will review and consider the results of the vote on this proposal in connection with its regular evaluations of our executive compensation program. As the Board of Directors has currently determined to hold this vote each year, the next “say-on-pay” vote will be held at the 2022 Annual Meeting of Stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends that the stockholders vote FOR the advisory approval of the compensation of our named executive officers.

ODYSSEY MARINE EXPLORATION-2022 Proxy Statement	38

STOCKHOLDER PROPOSALS FOR 2023

ANNUAL MEETING OF STOCKHOLDERS

Stockholders may submit proposals for inclusion in our proxy materials in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2023 Annual Meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied, and such proposals must be received by us no later than December 28, 2022. Such proposals should be delivered to Odyssey Marine Exploration, Inc., Attn: Corporate Secretary, 205 S. Hoover Boulevard, Suite 210, Tampa, Florida 33609.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Statements contained in this proxy statement that are not purely historical are forward-looking statements, including, but not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. Actual results could differ materially from those projected in any forward-looking statements as a result of a number of factors, including, without limitation, those described in this proxy statement. The forward-looking statements are made as of the date of this proxy statement and we undertake no obligation to update or revise the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements, except as required by law.

We caution you not to place undue reliance on any forward-looking statements made by, or on behalf of us in this proxy statement or in any of our filings with the SEC or otherwise. Additional information with respect to factors that may cause the results to differ materially from those contemplated by forward-looking statements is included in our Annual Report on Form 10-K for the fiscal year ended December  31, 2021, and in our other current and subsequent filings with the SEC.

PROXY SOLICITATION AND COSTS

We will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing, and mailing of the Notice of Internet Availability of Proxy Materials, this proxy statement, the proxy card and any additional solicitation material that we may provide to stockholders. Copies of solicitation material will be provided to brokerage firms, fiduciaries, custodians and other nominees holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. Further, the original solicitation of proxies by mail may be supplemented by solicitation by telephone and other means by our directors, officers and employees. No additional compensation will be paid to these individuals for any such services.

STOCKHOLDERS SHARING THE SAME ADDRESS

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability of Proxy Materials, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees.

A number of brokers with account holders who beneficially own our common stock will be “householding” our annual report and proxy materials, including the Notice of Internet Availability of Proxy Materials. A single Notice of Internet Availability of Proxy Materials and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time

ODYSSEY MARINE EXPLORATION-2022 Proxy Statement	39

by contacting Broadridge Financial Solutions, either by calling toll-free (800) 542-1061, or by writing to Broadridge Financial Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Upon written or oral request, Odyssey will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, a separate set of our annual report and proxy materials to any beneficial owner at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, a separate set of our annual report and proxy materials, you may call 1-800-579-1639 or by email: sendmaterial@proxyvote.com. NOTE: Include the 16 Digit Control Number located on the Notice in the subject line of your e-mail.

Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability of Proxy Materials or annual report and other proxy materials, who wish to receive only one copy in the future, are asked to contact Computershare (if a registered holder) or their bank, broker or other nominee (if a beneficial holder) to request information about householding.

FORM 10-K

We will mail without charge, upon written request, a copy of the Odyssey’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including the consolidated financial statements, schedules and list of exhibits, specifically requested. Requests should be sent to: (1) BY INTERNET: www.proxyvote.com; (2) BY TELEPHONE: 1-800-579-1639; (3) BY EMAIL: sendmaterial@proxyvote.com. NOTE: Include the 16 Digit Control Number located on the Notice in the subject line of your e-mail.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public on the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document that we file with the SEC at its public reference room at 100 F Street, NE, Washington D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room and their copy charges.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of the Stockholders: This proxy statement is available for viewing on the Internet at www.proxyvote.com for those stockholders who received a Notice of Internet Availability of Proxy Materials and also available on our website at www.odysseymarine.com. If you view the proxy materials through the Internet, you may incur costs, such as telephone and Internet access charges, for which you will be responsible.

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented for stockholder action at the annual meeting. However, if other matters do properly come before the annual meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matter in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Mark D. Gordon

Chief Executive Officer and Chairman of the Board

Dated: April 27, 2022

ODYSSEY MARINE EXPLORATION-2022 Proxy Statement	40

ODYSSEY MARINE EXPLORATION

ODYSSEY MARINE EXPLORATION, INC.
205 S. HOOVER BLVD
SUITE 210
TAMPA, FL 33609

SCAN TO VIEW MATERIALS & VOTE

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 12, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 12, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01) John C. Abbott
02) Laura L. Barton
03) Mark D. Gordon
04) Mark B. Justh
05) James S. Pignatelli
06) Jon D. Sawyer
07) Todd E. Siegel

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000558936_1 R1.0.0.24

MEETING LOCATION:
Hampton Inn & Suites
Tampa Airport Avion Park Westshore
5329 Avion Park Drive
Tampa, FL 33607

DIRECTIONS:
Head North on Westshore Blvd., left on Spruce St. left on O'Brien St. right on Avion Park Dr.

ODYSSEY MARINE EXPLORATION, INC.
Annual Meeting of Stockholders
June 13, 2022 9:30 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Mark D. Gordon and Mark B. Justh, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of ODYSSEY MARINE EXPLORATION, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 AM, EDT on June 13, 2022, at the Hampton Inn and Suites, Tampa Airport Avion Park Westshore, 5329 Avion Park Drive, Tampa, FL 33607, and at any and all adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000558936_2 R1.0.0.24

Continued and to be signed on reverse side